AGREEMENT AND PLAN OF REORGANIZATION

                          BY AND AMONG

                    SOUTHWEST CAPITAL CORP.,

              BERTHEL FISHER & COMPANY MERGER CORP.
  (a newly-formed, wholly-owned subsidiary of Southwest Capital Corp.)

                               AND

                    BERTHEL FISHER & COMPANY





                        November 2, 2000

                                TABLE OF CONTENTS

ARTICLE 1   THE MERGER; CONVERSION OF SHARES

 1.1    THE MERGER ...................................................... 1
 1.2    EFFECTIVE TIME .................................................. 1
 1.3    CONVERSION OF SHARES ............................................ 1
 1.4    BERTHEL DISSENTERS' RIGHTS ...................................... 2
 1.5    SOUTHWEST DISSENTERS' RIGHTS .................................... 3
 1.6    EXCHANGE OF BERTHEL COMMON STOCK AND SOUTHWEST COMMON STOCK ..... 3
 1.7    STOCK OPTIONS AND WARRANTS TO PURCHASE BERTHEL COMMON STOCK ..... 5
 1.8    WARRANTS TO PURCHASE SOUTHWEST COMMON STOCK ..................... 6
 1.9    CAPITALIZATION CHANGES .......................................... 7
 1.10   ARTICLES OF INCORPORATION OF THE SURVIVING CORPORATION .......... 7
 1.11   BYLAWS OF THE SURVIVING CORPORATION ............................. 7
 1.12   DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION ............. 7

ARTICLE 2.   CLOSING

 2.1    TIME AND PLACE .................................................. 7
 2.2    FILINGS AT THE CLOSING .......................................... 8

ARTICLE 3.   REPRESENTATIONS AND WARRANTIES OF SOUTHWEST AND MERGER SUB

 3.1    ORGANIZATION .................................................... 8
 3.2    AUTHORIZATION ................................................... 8
 3.3    CAPITALIZATION .................................................. 9
 3.4    FINANCIAL STATEMENTS ............................................ 9
 3.5    ABSENCE OF UNDISCLOSED LIABILITIES ............................. 10
 3.6    CONSENTS AND APPROVALS ......................................... 10
 3.7    COMPLIANCE WITH LAWS ........................................... 11
 3.8    LITIGATION ..................................................... 11
 3.9    ABSENCE OF MATERIAL ADVERSE CHANGES ............................ 11
 3.10   OFFICERS, DIRECTORS AND EMPLOYEES .............................. 11
 3.11   TAXES .......................................................... 11
 3.12   CONTRACTS ...................................................... 12
 3.13   INTELLECTUAL PROPERTY RIGHTS ................................... 12
 3.14   YEAR 2000 COMPLIANCE ........................................... 13
 3.15   BENEFIT PLANS .................................................. 13
 3.16   MINUTE BOOKS ................................................... 14
 3.17   NO FINDERS ..................................................... 15
 3.18   PROXY STATEMENT ................................................ 15
 3.19   STATE TAKEOVER LAWS ............................................ 15
 3.20   EXCHANGE ACT REPORTS ........................................... 15
 3.21   ABSENCE OF CERTAIN DEVELOPMENTS ................................ 15
 3.22   INSURANCE ...................................................... 16
 3.23   AFFILIATE TRANSACTION .......................................... 16
 3.24   ENVIRONMENTAL MATTERS .......................................... 16
 3.25   DISCLOSURE ..................................................... 17

ARTICLE 4   REPRESENTATIONS AND WARRANTIES OF BERTHEL

 4.1    ORGANIZATION ................................................... 17
 4.2    AUTHORIZATION .................................................. 18
 4.3    CAPITALIZATION; BERTHEL SUBSIDIARIES ........................... 18
 4.4    FINANCIAL STATEMENTS ........................................... 19
 4.5    ABSENCE OF UNDISCLOSED LIABILITIES ............................. 19
 4.6    CONSENTS AND APPROVALS ......................................... 19
 4.7    COMPLIANCE WITH LAWS ........................................... 20
 4.8    LITIGATION ..................................................... 21
 4.9    ABSENCE OF MATERIAL ADVERSE CHANGES ............................ 22
 4.10   OFFICERS, DIRECTORS AND EMPLOYEES .............................. 22
 4.11   TAXES .......................................................... 22
 4.12   CONTRACTS ...................................................... 23
 4.13   INTELLECTUAL PROPERTY RIGHTS ................................... 23

 4.14   YEAR 2000 COMPLIANCE ........................................... 24
 4.15   BENEFIT PLANS .................................................. 24
 4.16   MINUTE BOOKS ................................................... 25
 4.17   NO FINDERS ..................................................... 25
 4.18   PROXY STATEMENT ................................................ 25
 4.19   STATE TAKEOVER LAWS ............................................ 25
 4.20   FOCUS REPORTS .................................................. 25
 4.21   CONTRACTS WITH CLIENT .......................................... 26
 4.22   REGISTRATION MATTERS ........................................... 26
 4.23   INTERNAL CONTROLS .............................................. 27
 4.24   DERIVATIVES, ETC. .............................................. 28
 4.25   PROPERTIES; SECURITIES ......................................... 28
 4.26   ENVIRONMENTAL MATTERS .......................................... 28
 4.27   ABSENCE OF CERTAIN DEVELOPMENTS ................................ 29
 4.28   INSURANCE ...................................................... 29
 4.29   AFFILIATE TRANSACTIONS ......................................... 30
 4.29   DISCLOSURE ..................................................... 30

ARTICLE 5   COVENANTS

 5.1    CONDUCT OF BUSINESS OF SOUTHWEST AND MERGER SUB ................ 30
 5.2    CONDUCT OF BUSINESS OF BERTHEL ................................. 30
 5.3    NO SOLICITATION ................................................ 31
 5.4    ACCESS AND INFORMATION ......................................... 32
 5.5    APPROVAL OF SOUTHWEST AND BERTHEL SHAREHOLDERS ................. 33
 5.6    CONSENTS ....................................................... 35
 5.7    FURTHER ACTIONS ................................................ 35
 5.8    REGULATORY APPROVALS ........................................... 35
 5.9    CERTAIN NOTIFICATION ........................................... 35
 5.10   SECURITIES LAWS ................................................ 35
 5.11   RESIGNATIONS AND ELECTIONS OF DIRECTORS ........................ 36
 5.12   PLAN OF REORGANIZATION ......................................... 36
 5.13   DIRECTORS' AND OFFICERS' LIABILITY ............................. 36
 5.14   REGULATORY APPLICATIONS ........................................ 37
 5.15   SECTION 16 MATTERS ............................................. 37
 5.16   AGREEMENT NO TO REGISTER SALES OF SHARES OF SC COMMON STOCK .... 37
 5.17   AGREEMENT TO FILE REGISTRATION STATEMENT ....................... 37
 5.18   CONSEQUENCE OF NOT FILING REGISTRATION STATEMENT ............... 40
 5.19   STOCK SPLIT OF BERTHEL COMMON STOCK ............................ 41

ARTICLE 6   CLOSING CONDITIONS

 6.1    CONDITIONS TO OBLIGATIONS OF BERTHEL AND SOUTHWEST ............. 41
 6.2    CONDITIONS TO OBLIGATIONS OF BERTHEL ........................... 42
 6.3    CONDITIONS TO OBLIGATIONS OF SOUTHWEST ......................... 43

ARTICLE 7   TERMINATION AND ABANDONMENT

 7.1    TERMINATION .................................................... 43
 7.2    EFFECT OF TERMINATION .......................................... 46

ARTICLE 8   MISCELLANEOUS

 8.1    AMENDMENT AND MODIFICATION ..................................... 47
 8.2    WAIVER OF COMPLIANCE; CONSENTS ................................. 47
 8.3    INVESTIGATION; SURVIVAL OF REPRESENTATIONS AND WARRANTIES ...... 47
 8.4    NOTICES ........................................................ 47
 8.5    ASSIGNMET ...................................................... 48
 8.6    GOVERNING LAW .................................................. 48
 8.7    COUNTERPARTS ................................................... 48
 8.8    KNOWLEDGE ...................................................... 48
 8.9    INTERPRETATION ................................................. 48
 8.10   PUBLICITY ...................................................... 48
 8.11   ENTIRE AGREEMENT ............................................... 49

 8.12   SEVERABILITY ................................................... 49
 8.13   SPECIFIC PERFORMANCE ........................................... 49
 8.14   EXPENSE ........................................................ 49


     EXHIBITS:

     Exhibit A:     Form of Articles of Incorporation
     Exhibit B:     Form of Bylaws

                      AGREEMENT AND PLAN OF REORGANIZATION


     THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is dated as of November 2, 2000, by and among Southwest Capital Corp., a New Mexico corporation ("Southwest"), Berthel Fisher & Company Merger Corp., a newly-formed, wholly-owned subsidiary of Southwest ("Merger Sub"), and Berthel Fisher & Company, an Iowa corporation ("Berthel").

     WHEREAS, the Boards of Directors of Southwest, Merger Sub and Berthel have approved the merger of Southwest and Berthel with and into Merger Sub (the "Merger") upon the terms and subject to the conditions set forth herein;

     WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, the parties hereto desire to make certain representations, warranties, and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, covenants, and agreements contained herein, the parties hereto agree as follows:


                                   ARTICLE 1.
                        THE MERGER; CONVERSION OF SHARES
                        --------------------------------


     1.1. The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.2 hereof), Southwest and Berthel shall be merged with and into Merger Sub in accordance with the provisions of the New Mexico Business Corporation Act (the "NMBCA") and the Iowa Business Corporation Act (the "IBCA"), whereupon the separate corporate existence of Berthel and Southwest shall cease, and Merger Sub shall continue as the surviving corporation (the "Surviving Corporation"). From and after the Effective Time, the Surviving Corporation shall possess all the property, rights, privileges, immunities, powers, and franchises and be subject to all the debts, liabilities, obligations, restrictions, disabilities, and duties of Southwest, Berthel and Merger Sub, all as more fully described in the NMBCA and the IBCA.

     1.2. Effective Time. As soon as practicable after each of the conditions set forth in Article 6 has been satisfied or, to the extent permitted hereunder, waived on or before the Closing Date (as defined in Section 2.1), Southwest, Berthel and Merger Sub will file, or cause to be filed, with the Secretary of State of the State of New Mexico and the Secretary of State of the State of Iowa, as the case may be, articles of merger for the Merger, which articles of merger shall include a plan of merger and be in the form required by and executed in accordance with the applicable provisions of the NMBCA or the IBCA, as the case may be. The Merger shall become effective at the time such filings are made or, if agreed to by Southwest, Berthel and Merger Sub, such later time or date set forth in such articles of merger (the "Effective Time").

     1.3. Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of Southwest, Berthel or Merger Sub or any holder of any share of capital stock of Southwest, Berthel or Merger Sub:

          (a) Each share of common stock of Berthel, no par value ("Berthel Common Stock"), issued and outstanding immediately prior thereto (except for shares of Berthel Common Stock as to which the holders thereof have asserted dissenters' rights pursuant to Sections 490.1301 through 490.1331 (inclusive) of the IBCA and pursuant to Section 1.4 below) shall be converted into, subject to Section 1.6(f), the right to receive one (1)

     (the "Berthel Common Stock Conversion Ratio") share of common stock of the Surviving Corporation, no par value (the "SC Common Stock").

          (b) Each share of Series A Preferred Stock of Berthel, no par value ("Berthel Preferred Stock"), issued and outstanding immediately prior thereto (except for shares of Berthel Preferred Stock as to which holders thereof have asserted dissenters' rights pursuant to Sections 490.1301 through 490.1331 of the IBCA and pursuant to Section 1.4 below) shall be converted into, subject to Section 1.6(f), the right to receive one (1) (the "Berthel Preferred Stock Conversion Ratio") share of Series A Preferred Stock of the Surviving Corporation, no par value (the "SC Preferred Stock").

          (c) Each share of common stock of Southwest, no par value ("Southwest Common Stock"), issued and outstanding immediately prior thereto (except for shares of Southwest Common Stock as to which the holders thereof have asserted dissenters' rights pursuant to Sections 53-15-3 and 53-15-4 of the NMBCA and pursuant to Section 1.5 below) shall be converted into, subject to Section 1.6(f), the right to receive one (1) (the "Southwest Common Stock Conversion Ratio") share of SC Common Stock.

          (d) Each share of common stock of Merger Sub, no par value, issued and outstanding immediately prior thereto, all of which are owned by Southwest, shall be cancelled and retired and shall cease to exist.

     1.4. Berthel Dissenters' Rights.

          (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Berthel Common Stock or Berthel Preferred Stock held by a holder who has properly asserted dissenters' rights pursuant to Sections
     490.1301 through 490.1331 of the IBCA with respect to such shares and who, as of the Effective Time, has not effectively withdrawn or lost such rights, shall not be converted into or represent a right to receive shares of SC Common Stock or SC Preferred Stock, as the case may be, pursuant to Sections 1.3(a) and 1.3(b), but the holder thereof shall only be entitled to such rights as are granted by the IBCA.

          (b) Notwithstanding the provisions of subsection (a) of this Section, if any holder of Berthel Common Stock or Berthel Preferred Stock who asserts dissenters' rights with respect to such Berthel Common Stock under the IBCA effectively withdraws or loses (through failure to perfect or otherwise) such dissenters' rights then, as of the later of the Effective Time or the occurrence of such event, such holder's Berthel Common Stock or Berthel Preferred Stock shall automatically be converted into and represent only the right to receive the shares of SC Common Stock or SC Preferred Stock, as the case may be, as provided in Sections 1.3(a) and 1.3(b), without interest thereon, upon surrender of the certificate or certificates representing such Berthel Common Stock or Berthel Preferred Stock, as the case may be.

          (c) Berthel shall give Southwest (i) prompt notice of any notice of intent to assert dissenters' rights with respect to any Berthel Common Stock or Berthel Preferred Stock, withdrawals of such notices, and any other documents or instruments served pursuant to the IBCA and received by Berthel and (ii) the opportunity to participate in all negotiations and proceedings with respect to assertion of dissenters' rights with respect to Berthel Common Stock or Berthel Preferred Stock under the IBCA. Berthel shall not, except with the prior written consent of Southwest, voluntarily make any payment with respect to any assertion of dissenters' rights with respect to Berthel Common Stock or Berthel Preferred Stock or offer to settle or settle any such demands.

     1.5. Southwest Dissenters' Rights.

          (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Southwest Common Stock held by a holder who has properly asserted dissenters' rights pursuant to Sections 53-15-3 and 53-15-4 of the NMBCA with respect to such shares and not otherwise withdrawn or lost such rights with respect thereto shall not represent shares of SC Common Stock, but the holder thereof shall only be entitled to such rights as are granted by the NMBCA.

          (b) Notwithstanding the provisions of subsection (a) of this Section, if any holder of Southwest Common Stock who asserts dissenters' rights with respect to such Southwest Common Stock under the NMBCA effectively withdraws or loses (through failure to perfect or otherwise) such dissenters' rights then, as of the later of the Effective Time or the occurrence of such event, such holder's Southwest Common Stock shall automatically be converted into and represent only the right to receive the shares of SC Common Stock as provided in Section 1.3(c), without interest thereon, upon surrender of the certificate or certificates representing such Southwest Common Stock.

          (c) Southwest shall give Berthel (i) prompt notice of any notice of intent to assert dissenters' rights with respect to any Southwest Common Stock, withdrawals of such notices, and any other documents or instruments served pursuant to the NMBCA and received by Southwest and (ii) the opportunity to participate in all negotiations and proceedings with respect to assertion of dissenters' rights with respect to Southwest Common Stock under the NMBCA. Southwest shall not, except with the prior written consent of Berthel, voluntarily make any payment with respect to any assertion of dissenters' rights with respect to Southwest Common Stock or offer to settle or settle any such demands.

     1.6. Exchange of Berthel Common Stock and Southwest Common Stock.

          (a) At or prior to the Effective Time, Southwest shall cause Southwest's stock transfer agent to act as exchange agent (the "Exchange Agent") hereunder. As promptly as practicable after the Effective Time, with respect to the shares of SC Common Stock and SC Preferred Stock into which shares of Berthel Common Stock and Berthel Preferred Stock have been converted pursuant to Sections 1.3(a) and 1.3(b), and with respect to the shares of SC Common Stock into which shares of Southwest Common Stock have been converted pursuant to Section 1.3(c), Southwest shall deliver written instructions to its transfer agent instructing such transfer agent to issue such shares of SC Common Stock and SC Preferred Stock pursuant to the provisions of this Section 1.6. As promptly as practicable after the Effective Time, Southwest shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Berthel Common Stock and Berthel Preferred Stock ("Berthel Certificates") or shares of Southwest Common Stock ("Southwest Certificates"), who has not previously delivered such Berthel Certificates or Southwest Certificates to Southwest at the Closing, a form letter of transmittal and instructions for such holder's use in effecting the surrender of the Berthel Certificates and Southwest Certificates in exchange for certificates representing shares of SC Common Stock or SC Preferred Stock, as the case may be, and cash in lieu of any fractional shares.

          (b) As soon as practicable after the Effective Time, the Exchange Agent shall distribute to holders of shares of Berthel Common Stock, Berthel Preferred Stock and Southwest Common Stock, upon surrender to the Exchange Agent of one or more Berthel Certificates or Southwest Certificates for cancellation, together with a duly executed letter of transmittal, (i) one or more certificates representing the number of whole shares of SC Common Stock or SC Preferred Stock into which the shares represented by the Berthel Certificate(s) or Southwest Certificates shall have been converted pursuant to Sections 1.3(a)and 1.3(b), (ii) a bank check in the amount of cash into which the shares represented by the Berthel Certificate(s) shall have been converted pursuant to Section 1.6(f) (relating to fractional shares), and (iii) any dividends or other distributions to which such holder is entitled pursuant to Section 1.6(c), and the Berthel Certificate(s) and Southwest Certificate(s) so surrendered shall be canceled. In the event of a transfer of ownership of Berthel Common Stock, Berthel Preferred Stock or Southwest Preferred Stock that is not registered in the transfer records of Berthel or Southwest, as the case may be, it shall be a condition to the issuance of shares of SC Common Stock and SC Preferred Stock that the Berthel Certificate(s) and Southwest Certificate(s) so surrendered shall be properly endorsed or be otherwise in proper form for transfer and that such transferee shall (i) pay to the Exchange Agent any transfer or other taxes required or (ii) establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

          (c)  Holders of Berthel  Common  Stock,  Berthel  Preferred  Stock and
     Southwest  Common  Stock  will  be  entitled  to  any  dividends  or  other distributions pertaining to the SC Common Stock or SC Preferred Stock received in exchange therefor that become payable to persons who are holders of record of SC Common Stock or SC Preferred Stock as of a record date that follows the Effective Time, but only after they have surrendered their Berthel Certificates or Southwest Certificates for exchange. Surviving Corporation shall deposit with the Exchange Agent any such dividend or other distributions, and subject to the effect, if any, of applicable law, the Exchange Agent shall receive, hold, and remit any such dividends or other distributions to each such record holder entitled thereto, without interest, at the time that such Berthel Certificates or Southwest Certificates are surrendered to the Exchange Agent for exchange.

          (d) All certificates evidencing shares of SC Common Stock and SC Preferred Stock that are issued upon the surrender for exchange of Berthel Certificates and Southwest Certificates in accordance with the terms hereof, together with any cash paid for fractional shares pursuant to
     Section 1.6(f) hereof, shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares of Berthel Common Stock, Berthel Preferred Stock and Southwest Common Stock represented by the surrendered Berthel Certificates and Southwest Certificates. All certificates evidencing shares of SC Common Stock and SC Preferred Stock that are issued in accordance with the terms hereof in exchange for Berthel Certificates, and all certificates evidencing shares of SC Common Stock that are issued in accordance with the terms hereof in exchange for Southwest Certificates bearing a legend describing restrictions on transfer, shall bear the following legend:

             The securities represented by this certificate have not been registered under the federal Securities Act of 1933, as amended, or applicable state securities laws and may not be sold, transferred, assigned, pledged, offered or otherwise disposed in the absence of an effective registration statement under applicable securities laws or an opinion of counsel reasonably satisfactory to the issuer that such registration is not required.

          (e) After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Berthel Common Stock, Berthel Preferred Stock and Southwest Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Berthel Certificates or Southwest
     Certificates representing such shares are presented to the Surviving Corporation, they shall be canceled and exchanged as provided in this
     Article 1. As of the Effective Time, the holders of Berthel Certificates representing shares of Berthel Common Stock and Berthel Preferred Stock shall cease to have any rights as stockholders of Berthel, except such rights, if any, as they may have pursuant to the IBCA or this Agreement. As of the Effective Time, the holders of Southwest Certificates representing such shares of Southwest Common Stock shall cease to have any rights as stockholders of Southwest, except such rights, if any, as they may have pursuant to the NMBCA or this Agreement. Except as provided above, until such Berthel Certificates and Southwest Certificates are surrendered for exchange, each such Berthel Certificate or Southwest Certificate shall, after the Effective Time, represent for all purposes only the right to receive a certificate or certificates evidencing the number of whole shares of SC Common Stock or SC Preferred Stock into which the shares of Berthel Common Stock, Berthel Preferred Stock and Southwest Common Stock shall have been converted pursuant to the Merger as provided in Sections 1.3(a), 1.3(b) and 1.3(c) hereof, the right to receive the cash value of any fraction of a share of SC Common Stock and SC Preferred Stock as provided in Section 1.6(f) hereof, and the right to receive any dividends or distributions as provided in Section 1.6(c).

          (f) No fractional shares of SC Common Stock or SC Preferred Stock and no certificates or scrip therefor, or other evidence of ownership thereof, shall be issued in connection with the Merger, no dividend or other distribution of Surviving Corporation shall relate to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any rights of a shareholder of Surviving Corporation. All fractional shares of SC Common Stock and SC Preferred Stock to which a holder of Berthel Common Stock, Berthel Preferred Stock or Southwest Common Stock immediately prior to the Effective Time would otherwise be entitled, at the Effective Time, shall be aggregated if and to the extent multiple Berthel Certificates or Southwest Certificates of such holder are submitted together to the Exchange Agent. If a fractional share results from such aggregation, then (in lieu of such fractional share), the Exchange Agent shall pay to each holder of shares of Berthel Common Stock, Berthel Preferred Stock and Southwest Common Stock who otherwise would be entitled to receive such fractional share of SC Common Stock or SC Preferred Stock an amount of cash (without interest) determined by multiplying (i) the product of (x) the average of the closing "bid" and "asked" prices of a share of Southwest Common Stock as reported by the Nasdaq OTC Bulletin Board on the Closing Date (or, if no prices are quoted for such Closing Date, the most recent trading day preceding the Closing Date)and (y) the Berthel Common Stock Conversion Ratio (if Berthel Common Stock is being exchanged), the Berthel Preferred Stock Conversion Ratio (if Berthel Preferred Stock is being exchanged), or the Southwest Common Stock Ratio (if Southwest Common Stock is being exchanged), by (ii) the fractional share of SC Common Stock or SC Preferred Stock to which such holder would otherwise be entitled. Southwest will make available to the Exchange Agent any cash necessary for this purpose.

          (g) If any Berthel Certificates or Southwest Certificates shall have been lost, stolen, or destroyed, the Exchange Agent shall issue in respect of such lost, stolen, or destroyed Berthel Certificates or Southwest Certificates, upon the holder thereof making of an affidavit of such fact and agreeing to indemnify and hold harmless Southwest, Berthel and the Surviving Corporation from any costs and expenses of such lost certificate later being presented for exchange, such shares of SC Common Stock and SC Preferred Stock, cash for fractional shares, if any, and dividends or other distributions, if any, as may be required pursuant to this Article 1.

     1.7. Stock Options and Warrants to Purchase Berthel Common Stock.

          (a) Each option to purchase shares of Berthel Common Stock that is outstanding at the Effective Time, whether or not exercisable and whether or not vested (a "Berthel Option"), shall, without any action on the part of Berthel, the Surviving Corporation or the holder of such Berthel Option, be assumed by the Surviving Corporation in such manner that the Surviving Corporation (i) is a corporation "assuming a stock option in a transaction to which Section 424(a) applies" within the meaning of Section 424 of the Code and the regulations thereunder, or (ii) to the extent that Section 424 of the Code does not apply to any such Berthel Option, would be such a corporation if Section 424 of the Code were applicable to such Berthel Option. Surviving Corporation shall assume Berthel's 1993 Incentive Stock Option Plan, 2000 Incentive Stock Option Plan, and Non-Qualified Option Plan (collectively, the "Berthel Option Plans"). From and after the Effective Time, all references to Berthel in the Berthel Options and the Berthel Option Plans shall be deemed to refer to the Surviving Corporation. The Berthel Options assumed by the Surviving Corporation shall be exercisable upon the same terms and conditions as under the Berthel Options (including the provisions regarding the numbers of shares that the Berthel Options entitle the holders thereof to purchase, the aggregate and per share exercise price of the Berthel Options, and the vesting and the acceleration thereof) except that the Berthel Options shall vest to the extent required pursuant to the current terms of such Berthel Options. Except to the extent required pursuant to the current terms of such Berthel Options, Berthel shall not take any action to accelerate the vesting of any Berthel Options.

          (b) Each warrant to purchase shares of Berthel Common Stock that is outstanding at the Effective Time, whether or not exercisable and whether or not vested (a "Berthel Warrant"), shall, without any action on the part of Berthel, the Surviving Corporation or the holder of such Berthel Warrant, be assumed by the Surviving Corporation in such manner that the Surviving Corporation would be a corporation "assuming a stock option in a transaction to which Section 424(a) applies" within the meaning of Section 424 of the Code and regulations thereunder if Section 424 of the Code were applicable to such Berthel Warrant. From and after the Effective Time, all references to Berthel in the Berthel Warrants shall be deemed to refer to the Surviving Corporation. The Berthel Warrants assumed by the Surviving Corporation shall be exercisable upon the same terms and conditions as under the Berthel Warrants (including the provisions regarding the numbers of shares that the Berthel Warrants entitle the holders thereof to purchase, the aggregate and per share exercise price of the Berthel
     Warrants and the vesting and the acceleration thereof) except that the Berthel Warrants shall vest to the extent required pursuant to the current terms of such Berthel Warrants. Except to the extent required pursuant to the current terms of such Berthel Warrants, Berthel shall not take any action to accelerate the vesting of any Berthel Warrants.

          (c) As promptly as practicable after the Effective Time, the Surviving Corporation shall issue to each holder of a Berthel Option and a Berthel Warrant a written instrument informing such holder of the assumption by the Surviving Corporation of such Berthel Option or Berthel Warrant, as the case may be. The Surviving Corporation shall take all corporate action necessary to reserve for issuance a sufficient number of shares of SC Common Stock for delivery upon exercise of Berthel Options and Berthel Warrants pursuant to the terms set forth in this Section 1.7. The Surviving Corporation shall use its commercially reasonable efforts to cause those Berthel Options that qualified as incentive stock options under Section 422 of the Code prior to the Effective Time to continue to qualify as incentive stock options immediately after the Effective Time.

     1.8. Warrants to Purchase Southwest Common Stock.

          (a) Each warrant to purchase shares of Southwest Common Stock that is outstanding at the Effective Time, whether or not exercisable and whether or not vested (a "Southwest Warrant"), shall, without any action on the part of Southwest, the Surviving Corporation or the holder of such Southwest Warrant, be assumed by the Surviving Corporation in such manner that Surviving Corporation would be a corporation "assuming a stock option in a transaction to which Section 424(a) applies" within the meaning of
     Section 424 of the Code and the regulations thereunder if Section 424 of the Code were applicable to such Southwest Warrant. From and after the Effective Time, all references to Southwest in the Southwest Warrants shall be deemed to refer to the Surviving Corporation. The Southwest Warrants assumed by the Surviving Corporation shall be exercisable upon the same terms and conditions as under the Southwest Warrants (including the provisions regarding the numbers of shares that the Southwest Warrants entitle the holders thereof to purchase, the aggregate and per share exercise price of the Southwest Warrants, and the vesting and the acceleration thereof), except that the Southwest Warrants shall vest to the extent required pursuant to the current terms of such Southwest Warrants. Except to the extent required pursuant to the current terms of such Southwest Warrants, Southwest shall not take any action to accelerate the vesting of any Southwest Warrants.

          (b) As promptly as practicable after the Effective Time, the Surviving Corporation shall issue to each holder of a Southwest Warrant a written instrument informing such holder of th assumption by the Surviving Corporation of such Southwest Warrant. The Surviving Corporation shall take all corporate action necessary to reserve for issuance a sufficient number of shares of SC Common Stock for delivery upon exercise of Southwest Warrants pursuant to the terms set forth in this Section 1.8.

     1.9. Capitalization Changes. If, between the date of this Agreement and the Effective Time, the outstanding shares of Southwest Common Stock, Berthel Common Stock, or Berthel Preferred Stock shall have been changed into or exchanged in accordance with the terms of Sections 5.1 or 5.2, respectively, for a different number of shares or a different class by reason of any reorganization, reclassification, subdivision, recapitalization, split-up, combination, exchange of shares, stock dividend or other similar transaction, the Berthel Common Stock Conversion Ratio, the Berthel Preferred Stock Conversion Ratio and the Southwest Common Stock Conversion Ratio, and calculations set forth in this Agreement shall be appropriately adjusted to reflect such reorganization, reclassification, subdivision, recapitalization, split-up, combination, exchange of shares, stock dividend or other similar transaction. Other than the stock split of the Berthel Common Stock contemplated by Section 5.19, this section shall not constitute either party's consent to the other party to effect any such reorganization, reclassification, subdivision, recapitalization, split-up, combination, exchange of shares, stock dividend or other similar transaction, which consent shall be obtained only in accordance with Sections 5.1 and 5.2.

     1.10. Articles of Incorporation of the Surviving Corporation. The Articles of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall become the Articles of Incorporation of the Surviving Corporation as of the Effective Time.

     1.11. Bylaws of the Surviving Corporation. The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall become the Bylaws of the Surviving Corporation as of the Effective Time.

     1.12.  Directors  and  Officers  of the  Surviving  Corporation.  As of the
Effective Time, the officers and directors of Southwest and Surviving Corporation shall resign and be replaced by such persons as are designated by Berthel; provided that Berthel agrees to (i) designate an uneven number of members of the Surviving Corporation's Board of Directors with a majority being outside directors, and (ii) designate two individuals selected by the current Southwest Board of Directors to serve as directors of the Surviving Corporation for at least three (3) years from the initial date of their appointment in accordance with the IBCA and the Articles of Incorporation and Bylaws of the Surviving Corporation.

                                   ARTICLE 2.
                                     CLOSING
                                  -----------


     2.1. Time and Place. Subject to the satisfaction or waiver of the provisions of Article 6, the closing of the Merger (the "Closing") shall take place at 11:00 a.m., local time, on the date that the later of the Required Southwest Shareholder Vote (as defined in Section 3.2) and the Required Berthel Shareholder Vote (as defined in Section 4.2) is obtained, or as soon thereafter as is reasonably practicable, and in any event no later than the second business day after all conditions to Closing have been satisfied or waived, or on such other date and/or at such other time as Berthel and Southwest may mutually agree. The date on which the Closing actually occurs is herein referred to as the "Closing Date." The Closing shall take place by telecopy exchange of signature pages with originals to follow by overnight delivery, or in such other manner or at such time and place as the parties hereto may agree.

     2.2. Filings at the Closing.  At the Closing,  subject to the provisions of
Article 6, Southwest, Berthel and Merger Sub shall cause the Articles of Merger to be filed in accordance with the provisions of Section 490.1105 of the IBCA and Section 53-14-4 of the NMBCA, and take any and all other lawful actions and do any and all other lawful things necessary to cause the Merger to become effective.


                                   ARTICLE 3.
           REPRESENTATIONS AND WARRANTIES OF SOUTHWEST AND MERGER SUB
           ----------------------------------------------------------


     Southwest and Merger Sub represent and warrant to Berthel that the statements contained in this Article 3 are true and correct, except as set forth in the disclosure schedule delivered by Southwest and Merger Sub to Berthel concurrently herewith (the "Southwest Disclosure Schedule"). All exceptions noted in the Southwest Disclosure Schedule shall be numbered to correspond to the applicable sections of this Agreement to which such exception refers;
provided, however, that for purposes of this Agreement and the Southwest Disclosure Statement, any disclosure set forth on any particular schedule shall be deemed disclosed in reference to all applicable schedules.

     3.1. Organization. Each of Southwest and Merger Sub is a corporation duly organized, validly existing, and, to the extent applicable under the laws of such jurisdiction, in good standing under the laws of the respective jurisdiction of incorporation and has all requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such corporate power and authority would not, individually or in the aggregate, have a Southwest Material Adverse Effect (as defined below). Each of Southwest and Merger Sub is duly qualified and in good standing to do business in each jurisdiction in which the property owned, leased, or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Southwest Material Adverse Effect (as defined below). "Southwest Material Adverse Effect" means an effect that is materially adverse to (i) the business, operations, results of operations or financial condition of Southwest and Merger Sub, considered as a whole, (ii) the ability of Southwest and/or Merger Sub to perform any of its material obligations under this Agreement or to consummate the Merger, or (iii) the ability of the Surviving Corporation to conduct the business of the Surviving Corporation following the Effective Time, except in each case for (x) any occurrence or condition affecting Southwest's or the Surviving Corporation's industry generally, or (y) any changes in general economic, regulatory or political conditions. The jurisdiction in which each of Southwest and Merger Sub is incorporated is listed in the Southwest Disclosure Schedule. Southwest has heretofore delivered or made available to Berthel or its advisers complete and accurate copies of the

Articles of Incorporation, Bylaws and other governing instruments of Southwest and Merger Sub, as currently in effect. Other than its ownership of all of the outstanding shares of capital stock of Merger Sub, Southwest does not, directly or indirectly, own or control or have any equity, partnership, or other ownership interest in any corporation, partnership, joint venture, or other business association or entity that is material to Southwest.

     3.2. Authorization. Each of Southwest and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and, subject to obtaining the necessary approval of the Southwest shareholders, to consummate the transactions contemplated hereby. The execution and delivery by Southwest and Merger Sub of this Agreement and the other agreements contemplated hereby to which Southwest or Merger Sub is a party, and the consummation by Southwest and Merger Sub of the transactions contemplated hereby and thereby, have been duly and validly authorized and approved by the respective Boards of Directors of Southwest and Merger Sub, no other action of the Boards of Directors or corporate proceeding on the part of Southwest or Merger Sub are necessary to authorize this Agreement, and, subject to obtaining the approval and adoption of this Agreement and approval of the Merger by the holders of a majority of the shares of Southwest Common Stock outstanding as of the record date of Southwest's shareholder meeting (the "Required Southwest Shareholder Vote"), no other action of the respective Boards of Directors of Southwest or Merger Sub or corporate action on the part of Southwest or Merger Sub is necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Southwest and Merger Sub and, assuming due execution and delivery by the other parties hereto, constitutes the valid and binding obligation of Southwest and Merger Sub, enforceable against Southwest and Merger Sub in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, and the relief of debtors and rules of law governing specific performance, injunctive relief, or other equitable remedies.

     3.3. Capitalization. As of the date hereof, the authorized capital stock of Southwest consists of 10,000,000 shares of Southwest Common Stock, no par value, of which 1,568,791 shares are issued and outstanding. As of the date hereof, the authorized capital stock of Merger Sub consists of 50,000,000 shares of common stock, no par value, of which 1,000 shares are issued and outstanding, 45,000,000 shares of undesignated preferred stock, no par value, of which no shares are issued and outstanding, and 5,000,000 shares of Series A Preferred Stock, no par value, of which no shares are issued and outstanding. All issued and outstanding shares of Merger Sub are owned, beneficially and of record, by Southwest, free and clear of any mortgage, pledge, security interest, encumbrance, lien or charge of any kind ("Lien"). All issued and outstanding shares of Southwest Common Stock have been, and the shares of SC Common Stock and SC Preferred Stock to be issued pursuant to Article 1 will be, when issued, duly authorized, validly issued, fully paid and nonassessable. Except for warrants to purchase an aggregate of 770,587 shares of Southwest Common Stock listed in the Southwest Disclosure Schedule, and except for this Agreement, as of the date of this Agreement, there are not any outstanding or authorized subscriptions, options, warrants, calls, rights, convertible securities, commitments, restrictions, arrangements, or any other agreements of any character to which Southwest is a party that, directly or indirectly, (i) obligate Southwest or Merger Sub to issue any shares of capital stock or any securities convertible into, or exercisable or exchangeable for, or evidencing the right to subscribe for, any shares of capital stock, (ii) call for or relate to the sale, pledge, transfer, or other disposition or encumbrance by Southwest or Merger Sub of any shares of its capital stock, or (iii) to the knowledge of Southwest, relate to the voting or control of such capital stock. The Southwest Disclosure Schedule sets forth a complete and accurate list of all stock options, warrants, and other rights to acquire Southwest Common Stock, including the name of the holder, the date of grant, acquisition price, number of shares, exercisability schedule, and, in the case of options, the type of option under the Code. None of such options, warrants or other rights shall be subject to adjustment or modification as a result of the Merger.

     3.4. Financial Statements. Southwest's audited financial statements at and for the year ended December 31, 1999 and December 31, 1998 and its unaudited financial statements at and for the nine months ended September 30, 2000 (collectively, the "Southwest Financials") (i) were prepared in accordance with United States generally accepted accounting principles ("US GAAP") applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10- QSB of the Securities and Exchange Commission ("SEC")), and (ii) fairly present in all material respects the financial position of Southwest as of the dates thereof and the income, cash flows, and changes in shareholders' equity for the periods involved. The statements of earnings included in the Southwest Financials do not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business required to be disclosed separately in accordance with US GAAP, except as expressly specified in the applicable statement of operations or notes thereto.

     3.5. Absence of Undisclosed Liabilities. Southwest has no liabilities or obligations of any nature (whether absolute, accrued, contingent, or otherwise) except (a) liabilities or obligations that are accrued or reserved against in the audited consolidated balance sheet of Southwest as of December 31, 1999 contained in the Southwest Financials (the "Southwest Audited Balance Sheet") or in the notes thereto, (b) liabilities or obligations that are accrued or reserved against in the unaudited balance sheet of Southwest as of September 30, 2000 contained in the Southwest Financials (the "Southwest Interim Balance Sheet") or in the notes thereto, and (c) liabilities incurred in connection with the Merger and the other transactions contemplated by this Agreement to be paid pursuant to Section 8.14.

     3.6. Consents and Approvals. Except for (i) any applicable requirements of the Securities Act of 1933 and regulations thereunder (the "1933 Act") and state securities laws regarding the issuance of the shares of SC Common Stock and SC Preferred Stock, (ii) obtaining the Required Southwest Shareholder Vote, (iii) filing and recording appropriate merger documents as required by the NMBCA, and
(iv) preparing, filing with the SEC and any state securities authorities, and responding to the SEC's comments with respect to, the Southwest Proxy Statement (as defined in Section 5.5), the authorization and approval by the respective Boards of Directors of Southwest and Merger Sub and the execution and delivery by Southwest and Merger Sub of this Agreement and the other agreements contemplated hereby to which Southwest or Merger Sub is a party and the consummation by Southwest and Merger Sub of the transactions contemplated hereby and thereby will not: (a) violate any provision of the Articles of Incorporation or Bylaws of Southwest or Merger Sub; (b) violate any statute, law, rule, regulation, order, or decree of any federal, state, local, or foreign governmental or regulatory body or authority (a "Governmental Body") or any nongovernmental self-regulatory agency) by which Southwest or Merger Sub or any of their respective properties or assets may be bound; (c) require any filing with or permit, consent, or approval to be obtained from any Governmental Body or any nongovernmental self- regulatory agency to which Southwest or Merger Sub is subject; or (d) result in any violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, result in the loss of any material benefit under, or give rise to any right of termination, cancellation, increased payments, or acceleration under, or result in the creation of Lien on any of the properties or assets of Southwest or Merger Sub under any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, license, franchise, permit, authorization, agreement, or other instrument or obligation to which Southwest or Merger Sub is a party, or by which they or any of their properties or assets may be bound, except, in the case of clauses (b), (c) and (d), for any such filings, permits, consents or approvals or violations, breaches, defaults, or other occurrences for which Southwest has obtained or will obtain waivers or consents or that would not, individually or in the aggregate, reasonably be expected to prevent or delay consummation of any of the transactions contemplated hereby in any material respect, or otherwise prevent Southwest or Merger Sub from performing its obligations under this Agreement in any material respect, and would not, individually or in the aggregate, reasonably be expected to have a Southwest Material Adverse Effect. Section 3.6 of the Southwest Disclosure Schedule lists each note, bond, mortgage, indenture, license, franchise, permit, authorization, agreement, or other instrument or obligation to which Southwest or Merger Sub is a party, or by which they or any of their properties or assets may be bound, under or with respect to which the transactions contemplated by this Agreement will result in any violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, result in the loss of any benefit under, or give rise to any right of termination, cancellation, increased payments, or acceleration under, or result in the creation of any Lien on any of the properties or assets of Southwest or Merger Sub, for which Southwest has obtained or will obtain waivers or consents (as indicated in Section 3.6 or the Southwest Disclosure Statement), except for violations, defaults, losses, rights and Liens that would not, individually or in the aggregate, reasonably be expected to have a Southwest Material Adverse Effect.

     3.7. Compliance with Laws. To the best of Southwest's knowledge, neither Southwest nor Merger Sub is in default or violation of any applicable federal, state, local, or foreign laws, ordinances, regulations, interpretations, judgments, decrees, injunctions, permits, licenses, certificates, governmental requirements, orders, or other similar items of any court or other Governmental Body (and including those of any nongovernmental self-regulatory agency and environmental laws and regulations), except for such defaults or violations that would not, individually or in the aggregate, reasonably be expected to have a Southwest Material Adverse Effect.

     3.8. Litigation. There are no claims, actions, suits, proceedings or, to the knowledge of Southwest, investigations or reviews of any kind, pending or, to the knowledge of Southwest, threatened in writing, against Southwest or Merger Sub or any asset or property of Southwest or Merger Sub, except for such claims, actions, suits, proceedings, investigations or reviews that would not, individually or in the aggregate, reasonably be expected to have a Southwest Material Adverse Effect.

     3.9. Absence of Material Adverse Changes. Since June 30, 2000, there has not been any (a) Southwest Material Adverse Effect; (b) damage, destruction, or loss, not covered by insurance, that would, individually or in the aggregate, reasonably be expected to have a Southwest Material Adverse Effect; or (c) material change by Southwest in accounting methods or principles used for financial reporting purposes, except as required by a change in applicable law or generally accepted accounting principles and concurred with by Southwest's independent public accountants.

     3.10. Officers, Directors and Employees. Prior to the date hereof, Southwest has provided to Berthel a list that completely and accurately sets forth the name and current annual salary rate of each officer of Southwest or Merger Sub whose total remuneration for the last fiscal year was, or for the current fiscal year is expected to be, in excess of $50,000, together with a summary of the bonuses, commissions, additional compensation, and other like cash benefits, if any, paid or payable to such persons for the last fiscal year and proposed for the current fiscal year. The Southwest Disclosure Schedule completely and accurately sets forth (i) the names of all former officers of Southwest and Merger Sub whose employment with Southwest or Merger Sub has terminated either voluntarily or involuntarily since June 30, 1999, and (ii) the names of the officers (with all positions and titles indicated) and directors of Southwest and Merger Sub as of the date hereof. Except as would not, individually or in the aggregate, reasonably be expected to have a Southwest Material Adverse Effect: (i) no unfair labor practice complaint against Southwest or Merger Sub is pending before the National Labor Relations Board, and there is no labor strike, slowdown or stoppage pending or, to the knowledge of Southwest, threatened in writing against or involving Southwest or Merger Sub; (ii) no unionizing efforts have, to the knowledge of Southwest, been made by employees of Southwest or Merger Sub, neither Southwest nor Merger Sub is a party to or subject to any collective bargaining agreement, and no collective bargaining agreement is currently being negotiated by Southwest or Merger Sub;
(iii) there is no labor dispute pending or, to the knowledge of Southwest, threatened in writing between Southwest or Merger Sub and its employees; (iv) there are no workers' compensation claims pending against Southwest or Merger Sub, and Southwest is not aware of any facts that would give rise to such a claim; (v) no employee of Southwest is subject to any secrecy or noncompetition agreement or any other agreement or restriction of any kind that would impede in any way the ability of such employee to carry out fully all activities of such employee in furtherance of the business of Southwest; and (vi) no employee or former employee of Southwest has any claim with respect to any intellectual property rights of Southwest.

     3.11. Taxes. Except for such matters that, individually or in the aggregate, would not have a Southwest Material Adverse Effect, (i) Southwest and Merger Sub have filed, or have obtained extensions to file (which extensions have not expired without filing), any and all state, local, United States, foreign, or other tax reports and returns required to be filed by it; (ii) Southwest and Merger Sub have duly paid, or accrued on its books of account, any and all taxes (including estimated taxes) shown as due on such reports and returns (or such extension requests), or assessed against them, other than taxes being contested in good faith in proper proceedings; and (iii) the liabilities and reserves for taxes reflected on the Southwest Audited Balance Sheet and Southwest Interim Balance Sheet are adequate to cover all taxes payable by Southwest and Merger Sub for all taxable periods and portions thereof ending on or before the dates thereof. To Southwest's knowledge, no tax audits are pending against and no claims for taxes have been received in writing by Southwest or Merger Sub, other than audits and claims that, individually and in the aggregate, are not reasonably expected to have a Southwest Material Adverse Effect. Neither Southwest nor Merger Sub has, with regard to any assets or property held, acquired or to be acquired by any of them, filed a consent to the application of Section 341(f)(2) of the Code. Neither Southwest nor Merger Sub has taken or agreed to take any action (other than actions contemplated by this Agreement) that would prevent the Merger from constituting a reorganization qualifying under Section 368(a) of the Code. Southwest is not aware of any agreement, plan or other circumstance that would prevent the Merger from so qualifying under Section 368(a) of the Code. There are no Liens for taxes upon any assets of Southwest or Merger Sub.

     For the purposes of this Agreement, "tax" shall mean and include taxes, duties, withholdings, assessments, and charges assessed or imposed by any governmental authority (together with any interest, penalties and additions to tax imposed with respect thereto), including but not limited to all federal, state, county, local, and foreign income, profits, gross receipts, import, ad valorem, real and personal property, franchise, license, sales, use, value added, stamp, transfer, withholding, payroll, employment, excise, custom, duty, and any other taxes, obligations and assessments of any kind whatsoever; and "tax" shall also include any liability for taxes arising as a result of being (or ceasing to be) a member of any affiliated, consolidated, combined, or unitary group as well as any liability for taxes under any tax allocation, tax sharing, tax indemnity, or similar agreement.

     3.12. Contracts. The Southwest Disclosure Schedule lists, and Southwest has heretofore furnished to Berthel complete and accurate copies of (or, if oral, the Southwest Disclosure Schedule states all material provisions of), (a) every employment, material consulting, severance or change of control agreement or arrangement for the benefit of any director, officer, employee, other person or shareholder of Southwest or Merger Sub or any affiliate thereof in effect as of the date of this Agreement to which Southwest or Merger Sub is a party or by which Southwest or Merger Sub or any of their properties or assets is bound, and
(b) every contract, agreement, or understanding to which Southwest or Merger Sub is a party that would reasonably be expected to involve payments by or to Southwest or Merger Sub in excess of $5,000 during Southwest's current 2000 fiscal year or in excess of $5,000 in the aggregate during Southwest's 2000 and 2001 fiscal years, or would have a Southwest Material Adverse Effect, or that is material and was not made in the ordinary course of business. Neither Southwest nor Merger Sub is in material violation of or in default under any contract, plan, agreement, understanding, arrangement or obligation that is material to Southwest and Merger Sub, considered as a whole, except for such violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a Southwest Material Adverse Effect. As of the date of this Agreement, neither Southwest nor Merger Sub is a party to any contract, plan, agreement, understanding, arrangement or obligation (i) that restricts Southwest's, or after the Merger would restrict the Surviving Corporation's, ability to conduct any line of business, or (ii) that imposes on Southwest or Merger Sub material obligations not reflected in the Southwest Financials.

     3.13. Intellectual Property Rights. The Southwest Disclosure Schedule contains a complete and accurate list of any and all material patents, trademarks, trade names, service marks, copyrights, and all applications for or registrations of any of the foregoing as to which Southwest or Merger Sub is the owner or a licensee (the "Southwest Intellectual Property"). Southwest or Merger Sub owns, free and clear of any Lien, other than Liens that would not be reasonably expected to have a Southwest Material Adverse Effect, or is licensed to use, all patents, trademarks, trade names, service marks, copyrights, applications for or registrations of any of the foregoing comprising Southwest Intellectual Property. No claim has been asserted or, to the knowledge of Southwest, threatened in writing by any person, with respect to the use of Southwest Intellectual Property or challenging or questioning the validity or effectiveness of any license or agreement with respect thereto, except for such claims that, individually or in the aggregate, would not reasonably be expected to have a Southwest Material Adverse Effect. To the knowledge of Southwest, neither the use of Southwest Intellectual Property by Southwest or Merger Sub in the present conduct of its business nor any product or service of Southwest or Merger Sub infringes on the valid intellectual property rights of any person in a manner that, individually or in the aggregate, would reasonably be expected to have a Southwest Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Southwest Material Adverse Effect, (i) all Southwest Intellectual Property listed in the Southwest Disclosure Schedule has the status indicated therein and, unless provided otherwise, all applications are still pending in good standing and have not been abandoned, and (ii) to the knowledge of Southwest, the Southwest Intellectual Property is valid and has not been challenged in any judicial or administrative proceeding. To the knowledge of Southwest, no person or entity nor such person's or entity's business or products has infringed or misappropriated any Southwest Intellectual Property, or currently is infringing or misappropriating any Southwest Intellectual Property, except as would not, individually or in the aggregate, reasonably be expected to have a Southwest Material Adverse Effect.

     3.14. Year 2000 Compliance. To the best of Southwest's knowledge, all hardware and software used by Southwest and Merger Sub in the ordinary course of business is Year 2000 Compatible. For purposes of this Agreement, "Year 2000 Compatible" means that neither performance nor functionality is affected by dates prior to, during, spanning or after January 1, 2000, and shall include, but not be limited to: (i) accurately processing (including, but not limited to, calculating, comparing and sequencing) date/time data from, into and between the twentieth and twenty-first centuries and the years 1999 and 2000 and leap year calculations; (ii) functioning without error, interruption or decreased performance relating to such date/time data; (iii) accurately processing such date/time data when used in combination with other Year 2000 Compatible technology; (iv) accurate date/time data century recognition; (v) calculations that accurately use same-century and multi-century formulas and date/time values; (vi) date/time interface values that reflect the correct century; and
(vii) processing, storing, receiving and outputting all date/time data in a format that accurately indicates the century of the date/time data.

     3.15. Benefit Plans.

          (a) Except as set forth on the Southwest Disclosure Schedule, neither Southwest nor Merger Sub sponsors, maintains, contributes to, or has it, within the past five years, sponsored, maintained, or contributed to or been required to contribute to, any "employee pension benefit plan" ("Pension Plan"), as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including, solely for the purpose of this subsection and subsection 4.15(a), a plan excluded from coverage by Section 4(b)(5) of ERISA. Each Pension Plan presently maintained by Southwest or Merger Sub is, in all material respects, in compliance with applicable provisions of ERISA, the Code, and other applicable law, and Southwest and Merger Sub has performed all of its obligations under such Pension Plan except for such obligations that would not, individually or in the aggregate, reasonably be expected to have a Southwest Material Adverse Effect.

          (b) Neither Southwest nor Merger Sub sponsors, maintains, contributes to, or has it, within the past five years, sponsored, maintained, or contributed to or been required to contribute to, any Pension Plan that is subject to Title IV of ERISA.

          (c) Neither Southwest nor Merger Sub sponsors, maintains, or contributes to any "employee welfare benefit plan" ("Welfare Plan"), as such term is defined in Section 3(1) of ERISA, whether insured or otherwise, and any such Welfare Plan presently maintained by Southwest or Merger Sub is, in all material respects, in compliance with the provisions of ERISA, the Code, and all other applicable laws, including, but not limited to, Section 4980B of the Code and the regulations thereunder, and
     Part 6 of Title I of ERISA. Neither Southwest nor Merger Sub has established or contributed to any "voluntary employees' beneficiary association" within the meaning of Section 501(c)(9) of the Code.

          (d) Neither Southwest nor Merger Sub sponsors, maintains, contributes to, or has, within the last five (5) years, sponsored, maintained or contributed to or been required to contribute to, any oral or written bonus, profit-sharing, compensation (incentive or otherwise), commission, stock option, or other stock-based compensation, retirement, severance, change of control, vacation, sick or parental leave, dependent care, deferred compensation, cafeteria, disability, hospitalization, medical, death, retiree, insurance, or other benefit or welfare or other similar plan, policy, agreement, trust, fund, or arrangement providing for the remuneration or benefit of all or any Southwest and Merger Sub employees, directors or any other person, that is neither a Pension Plan nor a Welfare Plan (collectively, the "Southwest Compensation Plans").

          (e) With respect to the Pension Plans, Welfare Plans and Southwest Compensation Plans, no event has occurred and, to the knowledge of Southwest, there exists no condition or set of circumstances, in connection with which Southwest or Merger Sub would be subject to any liability under the terms of such Plans (other than the payment of benefits thereunder), ERISA, the Code or any other applicable law.

          (f) The IRS has issued favorable determination letters with respect to all Southwest Pension Plans that are intended to be qualified under Section 401(a) of the Code. Southwest has provided or made available to Berthel summaries of all Pension Plans, Welfare Plans, Southwest Compensation Plans, and related agreements, and complete and accurate copies of all annual reports (Form 5500), favorable determination letters, current summary plan descriptions, and all employee handbooks or manuals. Southwest has provided or made available to Berthel (i) copies of all employment agreements with officers of Southwest and Merger Sub (or copies of forms of agreements setting forth representative employment terms and conditions);
     (ii) copies of all severance, bonus or incentive agreements, programs and policies of Southwest and Merger Sub with or relating to any of its employees; and (iii) copies of all plans, programs, agreements and other arrangements of Southwest and Merger Sub with or relating to any of its employees that contain change in control provisions.

          (g) The execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Southwest Pension Plan, Welfare Plan, Southwest Compensation Plan, or other arrangement that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits, or obligation to fund benefits.

          (h) Neither Southwest nor any of its directors, officers, employees or other "fiduciaries" (as such term is defined in Section 3(21) of ERISA) has committed any breach of fiduciary responsibility imposed by ERISA or any other applicable law with respect to the Southwest Compensation Plans which would subject Southwest, Merger Sub, the Surviving Corporation, or any of their respective directors, officers or employees to any liability under ERISA or any applicable law.

     3.16. Minute Books. Southwest has previously made available to Berthel or its representatives all of the minutes of meetings of and corporate actions or written consents by the shareholders, Boards of Directors, and committees of the Boards of Directors of Southwest and Merger Sub that have occurred since July 1, 1994.

     3.17. No Finders. Except as described in Section 3.17 of the Southwest Disclosure Schedule, no act of Southwest or Merger Sub has given or will give rise to any claim against any of the parties hereto for a brokerage commission, finder's fee, or other like payment in connection with the transactions contemplated herein, except payments in the amounts specified in the Southwest Disclosure Schedule to those parties identified thereon who have acted as a finder for Southwest or have been retained by Southwest as financial advisers pursuant to the agreements or other documents described in the Southwest Disclosure Schedule, copies of which have been provided or made available to Berthel or its advisers prior to the date of this Agreement.

     3.18. Proxy Statement. The Southwest Proxy Statement (as defined in Section
5.5 hereof) and any amendments or supplements thereto (i) will comply in all material respects with all applicable laws, and (ii) not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made by Southwest with respect to information relating to Berthel or any affiliate of Berthel supplied by Berthel specifically for inclusion in the Southwest Proxy Statement.

     3.19. State Takeover Laws. [INTENTIONALLY OMITTED.]

     3.20. Exchange Act Reports. Southwest has delivered or made available to Berthel complete and accurate copies of (a) Southwest's Annual Reports on Form 10-K for the years ended December 31, 1998 and 1999 (the "Southwest 10-K Reports") as filed with the SEC, (b) Southwest's Quarterly Reports on Form 10- Q for the quarters ended March 31, June 30, and September 30, 2000 (the "Southwest 10-Q Reports") as filed with the SEC; and (c) any and all Current Reports on Form 8-K filed with the SEC after December 31, 2000 (the "Southwest 8-K Reports"). As of their respective dates or as substantially amended prior to the date hereof, such documents (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) complied as to form in all material respects with the applicable rules and regulations of the SEC. Since January 1, 1998, Southwest has filed in a timely manner all reports that it was required to file with the SEC pursuant to Sections 13(a), 14(a), 14(c) and 15(d) of the Securities 1934 Act, as amended ("1934 Act"). During the two years ended December 31, 1999, and from and including January 1, 2000 to the date of this Agreement, Southwest has not prepared or filed with the SEC any proxy statements or annual reports to shareholders.

     3.21. Absence of Certain Developments. Except as disclosed in the Southwest Disclosure Schedule, and unless otherwise expressly contemplated or permitted by this Agreement, since December 31, 1999 to the date hereof, Southwest has not:

          (a)  issued  or  sold  any  of  its  equity   securities,   securities
     convertible into or exchangeable for its equity securities, warrants, options or other rights to acquire its equity securities;

          (b) reclassified any of its outstanding shares of capital stock except pursuant to this Agreement;

          (c) entered into a written agreement to do any of the foregoing;

          (d) sold or otherwise disposed of any assets other than in the ordinary course of business;

          (e) borrowed any amount or incurred or become subject to any liability in excess of $5,000;

          (f) mortgaged, pledged, or subjected to any Lien any of its assets with a fair market value in excess of $5,000, except (i) Liens for current property taxes not yet due and payable, (ii) Liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers, materialmen and the like, (iii) Liens in respect of pledges or deposits under workers' compensation laws, or (iv) Liens voluntarily created in the ordinary course of business, all of which Liens aggregate less than $5,000; or

          (g) declared or paid any dividends or other distributions with respect to any shares of Southwest Common Stock or redeemed or purchased, directly or indirectly, any share of Southwest Common Stock or any options.

     3.22. Insurance. Section 3.22 of the Southwes Disclosure Schedule lists and briefly describes each insurance policy maintained by Southwest with respect to Southwest's properties, assets and operations and sets forth the date of expiration of eac h such insurance policy. All of such insurance policies are in full force and effect and are issued by insurers of recognized responsibility. Southwest is not in default with respect to its obligations under any of such insurance policies.

     3.23. Affiliate Transactions. Except as contemplated by this Agreement and the transactions contemplated hereunder, and except as set forth in Section 3.23 of the Southwest Disclosure Schedule, no officer, director or employee of Southwest or any member of the immediate family of any such officer, director or employee, or any entity in which any of such persons owns any beneficial interest (other than any publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than one percent of the stock of which is beneficially owned by any of such persons) (collectively, "Southwest Insiders"), has any agreement with Southwest (other than normal employment arrangements) or any interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to the business of Southwest (other than ownership of capital stock or warrants to purchase capital stock of Southwest). None of the Southwest Insiders has any direct or indirect interest in any competitor, supplier or customer of Southwest or in any person, firm or entity from whom or to whom Southwest leases any property, or in any other person, firm or entity with whom Southwest transacts business of any nature. For purposes of this Section 3.23, the members of the immediate family of an officer, director or employee shall consist of the spouse, parents and children of such officer, director or employee.

     3.24. Environmental Matters. Southwest has complied at all times with applicable "Environmental Laws" (as defined below); no property (including buildings any other structures) currently or formerly owned or operated (or which Southwest would be deemed to have owned or operated under any Environmental Law) by Southwest or in which Southwest (whether as fiduciary or otherwise) has a Lien, has been contaminated with, or has had any release of, any "Hazardous Substance" (as defined below) in such form or substance so as to create any liabilities for Southwest; Southwest is not subject to liability for any Hazardous Substance disposal or contamination on any other third-party property; within the last six (6) years, Southwest has not received any notice, demand letter, claim or request for information alleging any violation of, or liability of Southwest under, any Environmental Law; Southwest is not subject to any order, decree, injunction or other agreement with any Governmental Body or any third party relating to any Environmental Law; Southwest is not aware of any reasonably likely liability relating to environmental circumstances or conditions (including the presence of asbestos, underground storage tanks, lead products or polychlorinated biphenyls) involving Southwest, any currently or formerly owned or operated property (whether as fiduciary or otherwise), or any reasonably likely liability related to any Lien held by Southwest; and Southwest has made available to Berthel copies of any and all environmental requests, studies, sampling data, correspondence, filings and other environmental information in its possession or reasonably available to it relating to Southwest or any currently or formerly owned or operated property or any property in which Southwest (whether as fiduciary or otherwise) has held a Lien. As used in this Agreement, "Environmental Law" means any federal, state or local law, regulation, order, decree, permit, authorization, common law or agency requirement with force of law relating to (i) the protection or restoration of the environment, health or safety (in each case as relating to the environment) or natural resources or (ii) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance. As used in this Agreement, "Hazardous Substance" means any hazardous or toxic substance, material or waste, including those substances, materials and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 C.F.R. (S) 172.101), or by the United States Environmental Protection Agency as hazardous substances (40 C.F.R. Part 302) and amendments thereto, or become regulated under any applicable local, state or federal law, including petroleum compounds, lead, asbestos and polychlorinated biphenyls.

     3.25. Disclosure. The representations and warranties of Southwest contained in this Agreement are true and correct in all material respects, and such representations and warranties do not omit any material fact necessary to make the statements contained herein, in light of the circumstances under which they were made, not misleading. There is no fact known to Southwest which has not been disclosed to Berthel pursuant to this Agreement and the Schedules hereto (including the Southwest Disclosure Schedule) and the Southwest 10-K Reports, Southwest 10-Q Reports, and the Southwest 8-K Reports, all taken together as a whole, which has or could reasonably be expected to have a Southwest Material Adverse Effect.



                                   ARTICLE 4.
                    REPRESENTATIONS AND WARRANTIES OF BERTHEL
                    -----------------------------------------


     Berthel represents and warrants to Southwest and Merger Sub that the statements contained in this Article 4 are true and correct, except as set forth in the disclosure schedule delivered by Berthel to Southwest concurrently herewith (the "Berthel Disclosure Schedule"). All exceptions noted in the Berthel Disclosure Schedule shall be numbered to correspond to the applicable sections of this Agreement to which such exception refers; provided, however, that for purposes of this Agreement and the Berthel Disclosure Statement, any disclosure set forth on any particular schedule shall be deemed disclosed in reference to all applicable schedules.

     4.1. Organization. Berthel and each "subsidiary" (as the term is defined below) of Berthel (referred to herein as a "Berthel Subsidiary") is a corporation duly organized, validly existing, and, to the extent applicable under the laws of such jurisdiction, is in good standing under the laws of its respective jurisdiction of incorporation and has all requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such corporate power and authority would not, individually or in the aggregate, have a Berthel Material Adverse Effect (as defined below). Berthel and each Berthel Subsidiary is duly qualified and in good standing to do business in each jurisdiction in which the property owned, leased, or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Berthel Material Adverse Effect (as defined below). "Berthel Material Adverse Effect" means an effect that is materially adverse to (i) the business, operations, results of operations or financial condition of Berthel and the Berthel Subsidiaries, considered as a whole, (ii) Berthel's ability to perform any of its material obligations under this Agreement or to consummate the Merger, or (iii) the ability of the Surviving Corporation to conduct the business of the Surviving Corporation following the Effective Time, except in each case for (x) any occurrence or condition affecting Berthel's or the Surviving Corporation's industry generally, or (y) any changes in general economic, regulatory or political conditions. The jurisdictions in which Berthel and each Berthel Subsidiary is incorporated are listed in the Berthel Disclosure Schedule. Berthel has heretofore delivered or made available to Southwest or its advisers complete and accurate copies of the Articles of Incorporation, Bylaws and other governing instruments of Berthel and each Berthel Subsidiary, as currently in effect, and of the organizational documents and agreements defining the rights of Berthel or any Berthel Subsidiary with respect to any material joint ventures, partnerships or other business in which Berthel owns a less-than- 100% interest. Other than as set forth in the Berthel Disclosure Statement, neither Berthel nor any Berthel Subsidiary, directly or indirectly, owns or controls or has any equity, partnership, or other ownership interest in any corporation, partnership, joint venture, or other business association or entity that is material to Berthel and the Berthel Subsidiaries, considered as a whole. As used in this Agreement, the term "subsidiary" shall have the meaning ascribed to it in Rule 1-02 of SEC Regulation S- X.

     4.2. Authorization. Berthel has all necessary corporate power and authority to execute and deliver this Agreement and, subject to obtaining the necessary approval of its shareholders, to consummate the transactions contemplated hereby. The execution and delivery by Berthel of this Agreement and the other agreements contemplated hereby to which Berthel is a party, and the consummation by Berthel of the transactions contemplated hereby and thereby, have been duly and validly authorized and approved by Berthel's Board of Directors, no other action of Berthel's Board of Directors or corporate proceeding on the part of Berthel or any Berthel Subsidiary are necessary to authorize this Agreement, and, subject to obtaining the approval and adoption of this Agreement and approval of the Merger by the holders of a majority of the shares of Berthel Common Stock outstanding as of the record date of Berthel's shareholder meeting (the "Required Berthel Shareholder Vote"), no other action of Berthel's Board of Directors or corporate action on the part of Berthel or any Berthel Subsidiary is necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Berthel and, assuming due execution and delivery by the other parties hereto, constitutes the valid and binding obligation of Berthel, enforceable against Berthel in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, and the relief of debtors and rules of law governing specific performance, injunctive relief, or other equitable remedies.

     4.3. Capitalization; Berthel Subsidiaries. As of the date hereof, the authorized capital stock of Berthel consists of (i) 5,000,000 shares of Berthel Common Stock, no par value, of which 969,877 shares are issued and outstanding;
(ii) 5,000,000 shares of Berthel Preferred Stock, no par value, of which 5,000,000 shares are issued and outstanding; and (iii) 5,000,000 shares of undesignated preferred stock, no par value, none of which are issued or outstanding. Berthel owns directly or indirectly each of the outstanding shares of capital stock (or other ownership interests having by their terms ordinary voting power to elect a majority of directors or others performing similar functions with respect to) of each Berthel Subsidiary indicated in the Berthel Disclosure Statement as being owned by Berthel or, if any Berthel Subsidiary is not wholly-owned by Berthel or a Berthel Subsidiary, the percentage owned by Berthel and the names, addresses and percentage ownership by any other person is set forth on the Berthel Disclosure Schedule. Each of the outstanding shares of capital stock owned by Berthel of each Berthel Subsidiary is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, beneficially or of record, by Berthel, free and clear of any Lien. The following information for each Berthel Subsidiary is listed in the Disclosure Statement, if applicable: (a) its name and jurisdiction of incorporation or organization, (b) the location of its principal executive office, and (c) a brief description of such Berthel Subsidiary's principal activities. All issued and outstanding shares of Berthel Common Stock and Berthel Preferred Stock have been validly issued and are fully paid and nonassessable. Except for the 5,000,000 outstanding shares of Berthel Preferred Stock, which are convertible into a total of 317,000 shares of Berthel Common

Stock, and except for options and warrants to purchase an aggregate of 298,123 shares of Berthel Common Stock listed in Berthel Disclosure Schedule, as of the date of this Agreement there are not any outstanding or authorized subscriptions, options, warrants, calls, rights, convertible securities, commitments, restrictions, arrangements, or any other agreements of any character to which Berthel or any Berthel Subsidiary is a party that, directly or indirectly, (i) obligate Berthel or any Berthel Subsidiary to issue any shares of capital stock or any securities convertible into, or exercisable or exchangeable for, or evidencing the right to subscribe for, any shares of capital stock, (ii) call for or relate to the sale, pledge, transfer, or other disposition or encumbrance by Berthel or any Berthel Subsidiary of any shares of its capital stock, or (iii) to the knowledge of Berthel, relate to the voting or control of such capital stock. The Berthel Disclosure Schedule sets forth a complete and accurate list of all stock options, warrants, and other rights to acquire Berthel Common Stock, including the name of the holder, the date of grant, acquisition price, number of shares, exercisability schedule, and, in the case of options, the type of option under the Code. No consent of holders of Berthel Options or Berthel Warrants is required to carry out the provisions of
Section 1.7.

     4.4. Financial Statements. Berthel's audited consolidated financial statements at and for the year ended December 31, 1999 and December 31, 1998 and its unaudited consolidated financial statements at and for the nine months ended September 30, 2000 (collectively the "Berthel Financials"), (i) were prepared in accordance with US GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto, and (ii) fairly present in all material respects the consolidated financial position of Berthel as of the dates thereof and the income, cash flows, and changes in shareholders' equity for the periods involved (subject, in the case of unaudited statements, to normal and recurring year-end adjustments that were not and are not, individually or in the aggregate, expected to have a Berthel Material Adverse Effect). The statements of earnings included in the Berthel Financials do not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business required to be disclosed separately in accordance with US GAAP, except as expressly specified in the applicable statement of operations or notes thereto.

     4.5. Absence of Undisclosed Liabilities. Neither Berthel nor any Berthel Subsidiary has any liabilities or obligations of any nature (whether absolute, accrued, contingent, or otherwise) except (a) liabilities or obligations that are accrued or reserved against in the audited consolidated balance sheet of Berthel as of December 31, 1999 contained in the Berthel Financials (the "Berthel Audited Balance Sheet") or in the notes thereto, (b) liabilities or obligations that are accrued or reserved against in the unaudited balance sheet of Berthel as of September 30, 2000 contained in the Berthel Financials (the
"Berthel Interim Balance Sheet") or in the notes thereto, (c) liabilities incurred since September 30, 2000 in the ordinary course of business and of a type and in an amount consistent with past practice, (d) liabilities or obligations that would not, individually or in the aggregate, reasonably be expected to have a Berthel Material Adverse Effect, and (e) liabilities incurred in connection with the Merger and the other transactions contemplated by this Agreement.

     4.6. Consents and Approvals. Except for (i) any applicable requirements of the 1933 Act and state securities laws, (ii) obtaining the Required Berthel Shareholder Vote, (iii) filing and recording appropriate merger documents as required by the IBCA, (iv) filings of applications and notices with the National Association of Securities Dealers, Inc. (the "NASD") and the securities licensing or supervisory authorities described in Section 4.6 of the Berthel Disclosure Schedule, the authorization and approval by Berthel's Board of Directors and the execution and delivery by Berthel of this Agreement and the other agreements contemplated hereby to which Berthel is a party and the consummation by Berthel of the transactions contemplated hereby and thereby will not: (a) violate any provision of the Articles of Incorporation or Bylaws of Berthel or any Berthel Subsidiary; (b) violate any statute, law, rule, regulation, order, or decree of any Governmental Body by which Berthel or any Berthel Subsidiary or any of their respective properties or assets may be bound or any "Self-Regulatory Organization" (as defined below); (c) require any filing with or permit, consent, or approval to be obtained from any Governmental Body, any nongovernmental self-regulatory agency to which Berthel or any Berthel Subsidiary is subject, or the NASD, the New York Stock Exchange, Incorporated, the American Stock Exchange, the Municipal Securities Rulemaking Board ("MSRB"), or other commission, board, agency or body that is not a Governmental Body but is charged with the supervision or regulation of brokers, dealers, securities underwriting or trading, stock exchanges, commodities exchanges, insurance companies or agents, investment companies or investment advisers, or to the jurisdiction of which Berthel or any Berthel Subsidiary is otherwise subject (collectively, "Self-Regulatory Organizations"); or (d) result in any violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, result in the loss of any material benefit under, or give rise to any right of termination, cancellation, increased payments, or acceleration under, or result in the creation of any Lien on any of the properties or assets of Berthel or any Berthel Subsidiary under, any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, license, franchise, permit, authorization, agreement, or other instrument or obligation to which Berthel or any Berthel Subsidiary is a party, or by which it or any of its properties or assets may be bound, except, in the case of clauses
(b), (c) and (d), for any such filings, permits, consents or approvals or violations, breaches, defaults, or other occurrences that would not, individually or in the aggregate, reasonably be expected to prevent or delay consummation of any of the transactions contemplated hereby in any material respect, or otherwise prevent Berthel from performing its obligations under this Agreement in any material respect, and would not, individually or in the aggregate, reasonably be expected to have a Berthel Material Adverse Effect. As of the date hereof, Berthel is not aware of any reason why the approvals of all Governmental Bodies and Self-Regulatory Organizations necessary to permit consummation of the transactions contemplated by this Agreement will not be received. Section 4.6 of the Berthel Disclosure Schedule lists each note, bond, mortgage, indenture, license, franchise, permit, authorization, agreement, or other instrument or obligation to which Berthel or any Berthel Subsidiary is a party, or by which it or any of its properties or assets may be bound, under or with respect to which the transactions contemplated by this Agreement will result in any violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, result in the loss of any benefit under, or give rise to any right of termination, cancellation, increased payments, or acceleration under, or result in the creation of any Lien on any of the properties or assets of Berthel or any Berthel Subsidiary, except for violations, defaults, losses, rights and Liens that would not, individually or in the aggregate, reasonably be expected to have a Berthel Material Adverse Effect.

     4.7. Compliance with Laws. Berthel and each Berthel Subsidiary and, to the best of Berthel's knowledge, each of their respective officers and employees:

          (a) is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to the conduct of its business or to the employees conducting such businesses, and the rules of all Self-Regulatory Organizations applicable thereto;

          (b) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Bodies and Self-Regulatory Organizations that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and are current and, to Berthel's knowledge, no suspension or cancellation of any of them is threatened or is reasonably likely and all filings, applications and registrations are current;

          (c) has received, since January 1, 1998, no written notification or communication (or, to Berthel's knowledge, any other communication) from any Governmental Body or Self-Regulatory Organization (i) asserting non-compliance with any of the statutes, regulations, rules or ordinances that such Governmental Body or Self-Regulatory Organization enforces, (ii) threatening any material penalty or to revoke any license, franchise, seat on any exchange, permit, or governmental authorization, (iii) requiring any of them (including any of Berthel's or any Berthel Subsidiary's directors or controlling persons) to enter into a cease and desist order, agreement or memorandum of understanding (or requiring the Board of Directors thereof to adopt any resolution or policy) or (iv) restricting or disqualifying their activities (except for restrictions imposed by rule, regulation or administrative policy on brokers or dealers generally);

          (d) is not aware of any pending or threatened investigation, review or disciplinary proceedings by any Governmental Body or Self-Regulatory Organization against Berthel, any Berthel Subsidiary, or any officer, director or employee thereof;

          (e) in the conduct of its business with respect to employee benefit plans subject to Title I of ERISA, has not (i) breached any applicable fiduciary duty under Part 4 of Title I of ERISA which would subject it to liability under Section 405 or 409 of ERISA and (ii) engaged in a "prohibited transaction" within the meaning of Section 406 of ERISA or
     Section 4975(c) of the Code which would subject it to liability or taxes under Section 409 or 502(i) of ERISA or Section 4975(a) of the Code;

          (f) Berthel has made available to Southwest true and correct copies of
     (i) each Form G-37/G-38 filed by it or any Berthel Subsidiary with the MSRB since January 1, 1998 and (ii) all records required to be kept by Berthel or any Berthel Subsidiary under Rule G-8(a)(xvi) of the MSRB. Since January 1, 1998, other than as disclosed in such Forms G-37/G-38 made available to Southwest, there have been no contributions or payments, and there is no other information, that would be required to be disclosed by Berthel or any Berthel Subsidiary;

          (g) is not subject to any cease-and-desist or other order issued by, or a party to any written agreement, consent agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or subject to any order or directive by, a recipient of any supervisory letter from or has adopted any board resolutions at the request of, any Governmental Body or Self-Regulatory Organization, or been advised since January 1, 1998 by any Governmental Body or Self-Regulatory Organization that it is considering issuing or requesting any such agreement or other action or has knowledge of any pending or threatened regulatory investigations; and

          (h) since January 1, 1998, has timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed under any applicable law, regulation or rule, with (i) any applicable Governmental Body and (ii) any Self-Regulatory Organization (collectively, the "Berthel Reports"). As of their respective dates, the Berthel Reports complied with applicable statutes, rules, regulations and orders enforced or promulgated by the regulatory authority with which they were filed.

     4.8. Litigation. There are no claims, actions, suits, proceedings or, to the knowledge of Berthel, investigations or reviews of any kind, pending or, to the knowledge of Berthel, threatened in writing, against Berthel or any Berthel Subsidiary or any asset or property of Berthel or any Berthel Subsidiary, except for such claims, actions, suits, proceedings, investigations or reviews that would not, individually or in the aggregate, reasonably be expected to have a Berthel Material Adverse Effect.

     4.9. Absence of Material Adverse Changes. Since June 30, 2000, there has not been any (a) Berthel Material Adverse Effect; (b) damage, destruction, or loss, not covered by insurance, that would, individually or in the aggregate, reasonably be expected to have a Berthel Material Adverse Effect; or (c) material change by Berthel or any Berthel Subsidiary in accounting methods or principles used for financial reporting purposes, except as required by a change in applicable law or generally accepted accounting principles and concurred with by Berthel's independent public accountants.

     4.10. Officers, Directors and Employees. Prior to the date hereof, Berthel has provided to Southwest a list that completely and accurately sets forth the name and current annual salary rate of each officer of Berthel or any Berthel Subsidiary whose total remuneration for the last fiscal year was, or for the current fiscal year is expected to be, in excess of $50,000, together with a summary of the bonuses, commissions, additional compensation, and other like cash benefits, if any, paid or payable to such persons for the last fiscal year and proposed for the current fiscal year. The Berthel Disclosure Schedule completely and accurately sets forth (i) the names of all former officers of Berthel or of any Berthel Subsidiary whose employment with Berthel or any Berthel Subsidiary has terminated either voluntarily or involuntarily since June 30, 1999, and (ii) the names of the officers (with all positions and titles indicated) and directors of Berthel and of each Berthel Subsidiary. Except as would not, individually or in the aggregate, reasonably be expected to have a Berthel Material Adverse Effect: (i) no unfair labor practice complaint against Berthel or any Berthel Subsidiary is pending before the National Labor Relations Board, and there is no labor strike, slowdown or stoppage pending or, to the knowledge of Berthel, threatened in writing against or involving Berthel or any Berthel Subsidiary; (ii) no unionizing efforts have, to the knowledge of Berthel, been made by employees of Berthel or any Berthel Subsidiary, neither Berthel nor any Berthel Subsidiary is a party to or subject to any collective bargaining agreement, and no collective bargaining agreement is currently being negotiated by Berthel or any Berthel Subsidiary; (iii) there is no labor dispute pending or, to the knowledge of Berthel, threatened in writing between Berthel or any Berthel Subsidiary and its employees; (iv) there are no workers' compensation claims pending against Berthel or any Berthel Subsidiary, and Berthel is not aware of any facts that would rise to such a claim; (v) no employee of Berthel or any Berthel Subsidiary is subject to any secrecy or noncompetition agreement or any other agreement or restriction of any kind that would impede in any way the ability of such employee to carry out fully all activities of such employee in furtherance of the business of Berthel and the Berthel Subsidiary; and (vi) no employee or former employee of Berthel or any Berthel Subsidiary has any claim with respect to any intellectual property rights of Berthel or any Berthel Subsidiary.

     4.11. Taxes. Except for such matters that, individually or in the aggregate, would not have a Berthel Material Adverse Effect, (i) Berthel and each Berthel Subsidiary have filed, or have obtained extensions to file (which extensions have not expired without filing), all state, local, United States, foreign, or other tax reports and returns required to be filed by any of them;
(ii) Berthel and each Berthel Subsidiary have duly paid, or accrued on their books of account, all taxes (including estimated taxes) shown as due on such reports and returns (or such extension requests), or assessed against them, other than taxes being contested in good faith in proper proceedings; and (iii) the liabilities and reserves for taxes reflected on the Berthel Audited Balance Sheet or Berthel Interim Balance Sheet are adequate to cover all taxes payable by Berthel or any Berthel Subsidiary for all taxable periods and portions thereof ending on or before the dates thereof. To Berthel's knowledge, no tax audits are pending against and no claims for taxes have been received in writing by Berthel or any Berthel Subsidiary, other than audits and claims that, individually and in the aggregate, are not reasonably expected to have a Berthel Material Adverse Effect. Neither Berthel nor any Berthel Subsidiary has, with regard to any assets or property held, acquired or to be acquired by any of them, filed a consent to the application of Section 341(f)(2) of the Code. Neither Berthel nor any Berthel Subsidiary has taken or agreed to take any action (other than actions contemplated by this Agreement) that would prevent the Merger from constituting a reorganization qualifying under Section 368(a) of the Code. Berthel is not aware of any agreement, plan or other circumstance that would prevent the Merger from so qualifying under Section 368(a) of the Code. There are no Liens for taxes upon any assets of Berthel or any Berthel Subsidiary.

     4.12. Contracts. The Berthel Disclosure Schedule lists, and Berthel has heretofore furnished to Southwest complete and accurate copies of (or, if oral, the Berthel Disclosure Schedule states all material provisions of), (a) every employment, material consulting, severance or change of control agreement or arrangement for the benefit of any director, officer, employee, other person or shareholder of Berthel or any Berthel Subsidiary or any affiliate thereof in effect as of the date of this Agreement to which Berthel or any Berthel Subsidiary is a party or by which Berthel or any Berthel Subsidiary or any of their properties or assets is bound, and (b) every contract, agreement, or understanding to which Berthel or any Berthel Subsidiary is a party that would reasonably be expected to involve payments by or to Berthel or any Berthel Subsidiary in excess of $50,000 during Berthel's current 2000 fiscal year or in excess of $100,000 in the aggregate during Berthel's 2000 and 2001 fiscal years, or would have a Berthel Material Adverse Effect, or that is material and was not made in the ordinary course of business. Neither Berthel nor any Berthel Subsidiary is in material violation of or in default under any contract, plan, agreement, understanding, arrangement or obligation that is material to Berthel and the Berthel Subsidiaries considered as a whole, except for such violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a Berthel Material Adverse Effect. As of the date of this
Agreement, neither Berthel nor any Berthel Subsidiary is a party to any contract, plan, agreement, understanding, arrangement or obligation (i) that restricts Berthel's, or after the Merger would restrict the Surviving Corporation's, ability to conduct any line of business, or (ii) that imposes on Berthel or any Berthel Subsidiary material obligations not reflected in the Berthel Financials.

     4.13. Intellectual Property Rights. The Berthel Disclosure Schedule contains a complete and accurate list of all material patents, trademarks, trade names, service marks, copyrights, and all applications for or registrations of any of the foregoing as to which Berthel or any Berthel Subsidiary is the owner or a licensee (the "Berthel Intellectual Property"). Except as set forth on the Berthel Disclosure Schedule, Berthel and each Berthel Subsidiary owns, free and clear of any Lien, other than Liens that would not be reasonably expected to have a Berthel Material Adverse Effect, or is licensed to use, all patents, trademarks, trade names, service marks, copyrights, applications for or registrations of any of the foregoing comprising Berthel Intellectual Property. No claim has been asserted or, to the knowledge of Berthel, threatened in writing by any person, with respect to the use of Berthel Intellectual Property or challenging or questioning the validity or effectiveness of any license or agreement with respect thereto, except for such claims that, individually or in the aggregate, would not reasonably be expected to have a Berthel Material Adverse Effect. To the knowledge of Berthel, neither the use of Berthel
Intellectual Property by Berthel or any Berthel Subsidiary in the present conduct of its business nor any product or service of Berthel or any Berthel Subsidiary infringes on the valid intellectual property rights of any person in a manner that, individually or in the aggregate, would reasonably be expected to have a Berthel Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Berthel Material Adverse Effect,
(i) all Berthel Intellectual Property listed in the Berthel Disclosure Schedule has the status indicated therein and, unless provided otherwise, all applications are still pending in good standing and have not been abandoned, and
(ii) to the knowledge of Berthel, the Berthel Intellectual Property is valid and has not been challenged in any judicial or administrative proceeding. To the knowledge of Berthel, no person or entity nor such person's or entity's business or products has infringed, or misappropriated any Berthel Intellectual Property, or currently is infringing, or misappropriating any Berthel Intellectual Property, except as would not, individually or in the aggregate, reasonably be expected to have a Berthel Material Adverse Effect.

     4.14. Year 2000 Compliance. To the best of Berthel's knowledge, all hardware and software used, and all software developed and sold, by Berthel in the ordinary course of business is Year 2000 Compatible.

     4.15. Benefit Plans.

          (a) Except as described on the Berthel Disclosure Schedule, neither Berthel nor any Berthel Subsidiary sponsors, maintains, contributes to, or has, within the past five years, sponsored, maintained, or contributed to or been required to contribute to, any Pension Plan. Each Pension Plan presently maintained by Berthel or any Berthel Subsidiary is, in all material respects, in compliance with applicable provisions of ERISA, the Code, and other applicable law, and Berthel or such Berthel Subsidiary has performed all of its obligations under such Pension Plan except for such obligations that would not, individually or in the aggregate, reasonably be expected to have a Berthel Material Adverse Effect.

          (b) Neither Berthel nor any Berthel Subsidiary sponsors, maintains, contributes to, or has, within the past five years, sponsored, maintained, or contributed to or been required to contribute to, any Pension Plan that is subject to Title IV of ERISA.

          (c) Neither Berthel nor any Berthel Subsidiary sponsors, maintains, or contributes to any Welfare Plan, whether insured or otherwise, and any such Welfare Plan presently maintained by Berthel or any Berthel Subsidiary is, in all material respects, in compliance with the provisions of ERISA, the Code, and all other applicable laws, including, but not limited to, Section 4980B of the Code and the regulations thereunder, and Part 6 of Title I of ERISA. Neither Berthel nor any Berthel Subsidiary has established or contributed to any "voluntary employees' beneficiary association" within the meaning of Section 501(c)(9) of the Code.

          (d) Neither Berthel nor any Berthel Subsidiary sponsors, maintains, contributes to, or has, within the last five (5) years, sponsored, maintained or contributed to or been required to contribute to, any oral or written bonus, profit-sharing, compensation (incentive or otherwise), commission, stock option, or other stock-based compensation, retirement, severance, change of control, vacation, sick or parental leave, dependent care, deferred compensation, cafeteria, disability, hospitalization, medical, death, retiree, insurance, or other benefit or welfare or other similar plan, policy, agreement, trust, fund, or arrangement providing for the remuneration or benefit of all or any Berthel employees, directors or any other person, that is neither a Pension Plan nor a Welfare Plan (collectively, the "Berthel Compensation Plans").

          (e) With respect to the Pension Plans, Welfare Plans and Berthel Compensation Plans, no event has occurred and, to the knowledge of Berthel, there exists no condition or set of circumstances, in connection with which Berthel or any Berthel Subsidiary would be subject to any liability under the terms of such Plans (other than the payment of benefits thereunder), ERISA, the Code or any other applicable law.

          (f) The IRS has issued favorable determination letters with respect to all Berthel and Berthel Subsidiary Pension Plans that are intended to be qualified under Section 401(a) of the Code. Berthel has provided or made available to Southwest summaries of all Pension Plans, Welfare Plans, Berthel Compensation Plans, and related agreements, and complete and accurate copies of all annual reports (Form 5500), favorable determination letters, current summary plan descriptions, and all employee handbooks or manuals. Berthel has provided or made available to Southwest (i) copies of all employment agreements with officers of any of Berthel or any Berthel Subsidiary (or copies of forms of agreements setting forth representative employment terms and conditions); (ii) copies of all severance, bonus or incentive agreements, programs and policies of any of Berthel or any

     Berthel Subsidiary with or relating to any of its employees; and (iii) copies of all plans, programs, agreements and other arrangements of any of Berthel or any Berthel Subsidiary with or relating to any of its employees that contain change in control provisions.

          (g) The execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Berthel or Berthel Subsidiary Pension Plan, Welfare Plan, Compensation Plan, or other arrangement that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits, or obligation to fund benefits.

          (h) Berthel, the Berthel Subsidiaries, and the directors, officers, employees or other "fiduciaries" (as such term is defined in Section 3(21) of ERISA) of Berthel or any Berthel Subsidiary, has not committed any breach of fiduciary responsibility imposed by ERISA or any other applicable law with respect to the Berthel Compensation Plans which would subject Berthel, Southwest, Merger Sub, the Surviving Corporation, or any of their respective directors, officers or employees to any liability under ERISA or any applicable law.

     4.16. Minute Books. Berthel has previously made available to Southwest or its representatives all of the minutes of meetings of and corporate actions or written consents by the stockholders, Boards of Directors, and committees of the Boards of Directors of Berthel and each Berthel Subsidiary that have occurred since July 1, 1994.

     4.17. No Finders. No act of Berthel or any Berthel Subsidiary has given or will give rise to any claim against any of the parties hereto for a brokerage commission, finder's fee, or other like payment in connection with the transactions contemplated herein, except payments in the amounts specified in the Berthel Disclosure Schedule to those parties identified thereon who have acted as a finder for Berthel or have been retained by Berthel as financial advisers pursuant to agreements or other documents described in the Berthel Disclosure Schedule, copies of which have been provided or made available to Berthel or its advisers prior to the date of this Agreement.

     4.18. Proxy  Statement.  The Berthel Proxy Statement (as defined in Section
5.5 hereof) and any amendments or supplements thereto (i) will comply in all material respects with all applicable laws, and (ii) not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made by Berthel with respect to information relating to Southwest, Merger Sub or any affiliate of Southwest supplied by Southwest specifically for inclusion in the Berthel Proxy Statement.

     4.19. State Takeover Laws. [INTENTIONALLY OMITTED.]

     4.20. FOCUS Reports. Berthel has delivered or made available to Southwest true and complete copies of the FOCUS Reports filed on Form X-17A-5 (the "Berthel FOCUS Reports") for the quarters ended March 31, 1999, June 30, 1999, September 30, 1999, December 31, 1999, March 31, 2000 and June 30, 2000 by Berthel and by each Berthel Subsidiary that is a "broker" or "dealer," as such terms are defined in Sections 2(a)(4) and 2(a)(5) of the Exchange Act (collectively, the "Berthel Broker- Dealer Subsidiaries"). Each Berthel FOCUS Report complied (and with respect to Berthel FOCUS Reports filed after the date hereof, will comply) at the date thereof with the rules and regulations of the SEC relating thereto and fairly presented (or will present, as the case may be) the information required to be presented therein pursuant to Rule 17a-5 under the Exchange Act.

     4.21.  Contracts  With Clients.  Berthel and each Berthel  Subsidiary is in compliance with the terms of each agreement, indenture, undertaking, debt instrument, contract, contractual obligation, lease or other commitment (collectively, "Contracts") with any client and/or customer of Berthel or any Berthel Subsidiary to which it is a party, and any such Contract is in full force and effect with respect to the applicable client and/or customer. There are no disputes pending or threatened with any such client and/or customer under the terms of any such Contracts or with any former client and/or customer.

     4.22. Registration Matters.

          (a) Berthel and each Berthel Subsidiary required to be registered as a broker-dealer or investment adviser with the SEC, the securities commission or similar authority of any state or any Self-Regulatory Organization are duly registered and such registrations are in full force and effect. Berthel and each Berthel Broker-Dealer Subsidiary is, and at the Effective Time will be, a member in good standing with all required Self- Regulatory Organizations and in compliance with all applicable rules and regulations of the Self-Regulatory Organizations.

          (b) Berthel has delivered or made available to Southwest true, correct and complete copies of (i) each Berthel Broker-Dealer Subsidiary's Uniform Application for Broker-Dealer Registration on Form BD (each, "Berthel Form BD") and (ii) each Uniform Application for Investment Advisor Registration filed by Berthel or any Berthel Subsidiary (each, a "Berthel Form ADV," and together with the Berthel Form BDs, "Berthel Forms"), all of the Berthel Forms reflecting all amendments thereto filed with the NASD or the SEC, as the case may be, on or prior to the date hereof. The Berthel Forms are in compliance with the applicable requirements of the Exchange Act or the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder ("Investment Advisers Act"), as the case may be, and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Berthel has provided or made available to Southwest true and complete copies of all audit reports since December 31, 1996 by the SEC or the NASD regarding Berthel or any Berthel Subsidiary. Each director, officer, agent and employee of Berthel and each Berthel Broker-Dealer Subsidiary who is required to be registered as a representative, principal or agent with the securities commission of any state or with any Self-Regulatory Organization is duly registered as such and such registration is in full force and effect. Each registered representative and principal of Berthel and each Berthel Broker- Dealer Subsidiary has at least the minimum series license for the activities for which such registered representative or principal performs for such Berthel Broker-Dealer Subsidiary.

          (c) The net capital, as such term is defined in Rule 15c3-1 under the Exchange Act, of Berthel and each Berthel Broker-Dealer Subsidiary satisfies the minimum net capital requirement of the Exchange Act and of the laws of any jurisdiction in which Berthel or the Berthel Broker-Dealer Subsidiary conducts business, and has been sufficient to permit Berthel and each Berthel Broker- Dealer Subsidiary to operate without restriction on its ability to expand its business under NASD Conduct Rule 3130.

          (d) Neither Berthel nor any Berthel Broker-Dealer Subsidiary nor any "associated person" thereof (i) is subject to a "statutory disqualification," as such terms are defined in the Exchange Act, (ii) is ineligible to serve as a broker-dealer or as an associated person to a registered broker-dealer, or (iii) is subject to a disqualification that would be a basis for censure, limitations on the activities, functions or operations of, or suspension or revocation of the registration of Berthel or any Berthel Broker-Dealer Subsidiary as a broker-dealer, municipal securities dealer, government securities broker or government securities dealer under Section 16, Section 15B, or Section 15C of the Exchange Act, and there is no reasonable basis for, or proceeding or investigation, whether formal or informal, or whether preliminary or otherwise, that is reasonably likely to result in, any such censure, limitations, suspension or revocation.

          (e) Except as set forth on the Berthel Disclosure Schedule, neither Berthel nor any Berthel Subsidiary is or is required to be registered as an investment company, investment adviser, commodity trading adviser, commodity pool operator, futures commission merchant, introducing broker, insurance agent, or transfer agent under any United States federal, state, local or foreign statutes, laws, rules or regulations. Neither Berthel nor any Berthel Broker-Dealer Subsidiary acts as a "sponsor" of a "broker-dealer trading program," as such terms are defined in Rule 17a-23 under the Exchange Act.

          (f) Neither Berthel, any Berthel Subsidiary nor any "associated person" (as defined in the Investment Advisers Act) thereof, as applicable, is ineligible pursuant to Section 203 of the Investment Advisers Act to serve as an investment adviser or as an associated person to a registered investment adviser. Neither Berthel nor any Berthel Subsidiary provides investment advisory, subadvisory or management services to or through (i) any issuer or other person that is an investment company (within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder ("Investment Company Act")), (ii) any issuer or other person that would be an investment company (within the meaning of the Investment Company Act) but for the exemptions contained in Section 3(c)(1), Section (c)(7), the final clause of Section 3(c)(3) or the third or fourth clauses of Section 3(c)(11) of the Investment Company Act, or
     (iii) any issuer or other person that is or is required to be registered under the laws of the appropriate securities regulatory authority in the jurisdiction in which the issuer is domiciled (other than the United States or the states thereof), which is or holds itself out as engaged primarily in the business of investing, reinvesting or trading in securities.

          (g) Each account to which Berthel or any Berthel Subsidiary provides investment management, advisory or subadvisory services whether (i) an employee benefit plan, as defined in Section 3(3) of ERISA, that is subject to Title I of ERISA; (ii) a person acting on behalf of such a plan; or
     (iii) any  entity  whose  underlying  assets  are  deemed,  under 29 C.F.R.
     Section 2510.3-101, to include the assets of such a plan by reason of the plan's investment in such entity (each, a "Berthel ERISA Client") has been managed or provided brokerage services by Berthel or a Berthel Subsidiary, as applicable, such that Berthel or such Berthel Subsidiary in exercise of such management or in the provision of such services is in compliance in all material respects with the applicable requirements of ERISA.

     4.23. Internal Controls. Berthel and each Berthel Subsidiary has devised and maintained a system of internal accounting controls sufficient to provide reasonable assurances that:

          (a) transactions are executed in accordance with management's general or specific authorizations;

          (b)  transactions  are recorded as necessary to permit  preparation of
     financial   statements  in   conformity   with  US  GAAP  and  to  maintain
     accountability for assets;

          (c) access to assets permitted only in accordance with management's general or specific authorization; and

          (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     4.24. Derivatives, Etc. All exchange-traded, over-the- counter or other swaps, caps, floors, collars, option agreements, futures and forward contracts and other similar arrangements or contracts, whether entered into for Berthel's own account, or for the account of one or more Berthel Subsidiaries or their customers, were entered into (a) in accordance with prudent business practices and all applicable laws, rules, regulations and regulatory policies and (b) with counter parties reasonably believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of Berthel or a Berthel Subsidiary, enforceable in accordance with its terms (except as
enforceability   may  be   limited   by   applicable   bankruptcy,   insolvency,
reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and are in full force and effect. Neither Berthel nor any Berthel Subsidiary nor, to the best of Berthel's knowledge, any other party thereto, is in breach of any of its obligations under such agreement or arrangement. The Berthel Financials disclose the value of such agreements and arrangements on a mark-to-market basis in accordance with US GAAP and, since June 30, 2000, there has not been a material change in such value.

     4.25. Properties; Securities.

          (a) Except as may be reflected in the Berthel Interim Balance Sheet, Berthel and the Berthel Subsidiaries have good and marketable title, free and clear of all Liens (other than Liens for current taxes not yet delinquent) to all of the properties and assets, tangible or intangible, reflected in the Berthel Interim Balance Sheet as being owned by Berthel and the Berthel Subsidiaries as of the date thereof. To Berthel's knowledge, all buildings and all the material fixtures, equipment and other property and assets held under leases or sub-leases by either Berthel or any Berthel Subsidiary are held under valid leases or sub-leases, enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting creditors' rights generally and by general equitable principles). Set forth in the Berthel Disclosure Schedule is a list of any and all real estate owned or leased by Berthel or any Berthel Subsidiary as of the date hereof. Each of Berthel and the Berthel Subsidiaries has good and marketable title to all securities held by it (except for securities sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Lien, except to the extent such securities are pledged in the ordinary course of business consistent with prudent business practices to secure obligations of each of Berthel or any of the Berthel Subsidiaries. Said securities are valued on the books of Berthel or the Berthel Subsidiaries, as appropriate, in accordance with U.S. GAAP.

          (b) Except as set forth in the Berthel Disclosure Schedule, neither Berthel nor any Berthel Subsidiary holds any equity securities for its own account involving, in the aggregate, ownership or control of five percent (5%) or more of any class of an issuer's voting securities or twenty-five percent (25%) or more of the issuer's equity (treating subordinated debt as equity). Except as set forth in the Berthel Disclosure Schedule, there are no partnerships, limited liability companies, joint ventures or similar entities in which Berthel or any of the Berthel Subsidiaries is a general partner, manager, managing member, or holds some other similar position or owns or controls any interest, directly or indirectly, of five percent (5%) or more and the nature and amount of each such interest.

     4.26. Environmental Matters. Berthel and the Berthel Subsidiaries have complied at all times with applicable Environmental Laws; no property (including buildings and any other structures) currently or formerly owned or operated (or which Berthel or any of the Berthel Subsidiaries would be deemed to have owned or operated under any Environmental Law) by Berthel or any of the Berthel Subsidiaries or in which Berthel or any of the Berthel Subsidiaries (whether as fiduciary or otherwise) has a Lien, has been contaminated with, or has had any release of, any Hazardous Substance in such form or substance so as to create any liabilities for Berthel or any Berthel Subsidiary; Berthel is not subject to liability for any Hazardous Substance disposal or contamination on any other third-party property; within the last six (6) years, Berthel and the Berthel Subsidiaries have not received any notice, demand letter, claim or request for information alleging any violation of, or liability of Berthel under, any Environmental Law; Berthel and the Berthel Subsidiaries are not subject to any order, decree, injunction or other agreement with any Governmental Body or any third party relating to any Environmental Law; Berthel is not aware of any reasonably likely liability relating to environmental circumstances or conditions (including the presence of asbestos, underground storage tanks, lead products or polychlorinated biphenyls) involving Berthel or any of the Berthel Subsidiaries, any currently or formerly owned or operated property (whether as fiduciary or otherwise), or any reasonably likely liability related to any Lien held by Berthel or any of the Berthel Subsidiaries; and Berthel has made available to Southwest copies of any and all environmental requests, studies, sampling data, correspondence, filings and other environmental information in its possession or reasonably available to it relating to Berthel or any of the Berthel Subsidiaries or any currently or formerly owned or operated property or any property in which Berthel or any of the Berthel Subsidiaries (whether as fiduciary or otherwise) has held a Lien.

     4.27. Absence of Certain Developments. Except as disclosed in the Berthel Disclosure Schedule, and unless otherwise expressly contemplated or permitted by this Agreement, since September 30, 2000 to the date hereof, Berthel has not:

          (a)  issued  or  sold  any  of  its  equity   securities,   securities
     convertible into or exchangeable for its equity securities, warrants, options, or other rights to acquire its equity securities;

          (b) reclassified any of its outstanding shares of capital stock except pursuant to this Agreement;

          (c) entered into a written agreement to do any of the foregoing;

          (d) sold or otherwise disposed of any assets other than in the ordinary course of business;

          (e) borrowed any amount or incurred or become subject to any liability in excess of $25,000;

          (f) mortgaged, pledged, or subjected to any Lien any of its assets with a fair market value in excess of $25,000, except for (i) Liens for current property taxes not yet due and payable, (ii) Liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers, materialmen and the like; (iii) Liens in respect of pledges or deposits under workers' compensation laws, or (iv) Liens voluntarily traded in the ordinary course of business, all of which Liens aggregate less than $25,000; or

          (g) Declared or paid any dividends or other distributions with respect to any shares of Berthel Common Stock or Berthel Preferred Stock or redeemed or purchased, directly or indirectly, any shares of Berthel Common Stock or Berthel Preferred Stock or any options.

     4.28. Insurance. Section 4.28 of the Berthel Disclosure Schedule lists and briefly describes each insurance policy maintained by Berthel and each of the Berthel Subsidiaries with respect to its or their properties, assets and operations and set forth the date of expiration of each such insurance policy.

All of such insurance policies are in full force and effect and are issued by insurers of recognized responsibility. Neither Berthel nor any Berthel Subsidiary is in default with respect to its obligations under any of such insurance policies.

     4.29. Affiliate Transactions. No officer, director or employee of Berthel or any Berthel Subsidiary or any member of the immediate family of any such officer, director or employee, or any entity in which any of such persons owns any beneficial interest (other than any publicly-held corporation whose stock is traded on a national securities exchange or in the over-the- counter market and less than one percent of the stock of which is beneficially owned by any of such persons) (collectively, "Berthel Insiders"), has any agreement with Berthel or any Berthel Subsidiary (other than normal employment arrangements) or any interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to the business of Berthel or any Berthel Subsidiary (other than ownership of capital stock or options or warrants to purchase capital stock of Berthel). None of the Berthel Insiders has any direct or indirect interest in any competitor, supplier or customer of Berthel or any Berthel Subsidiary or in any person, firm or entity from whom or to whom Berthel or any Berthel Subsidiary leases any property, or in any other person, firm or entity with whom Berthel or any Berthel Subsidiary transacts business of any nature. For purposes of this Section 4.29, the members of the immediate family of an officer, director or employee shall consist of the spouse, parents and children of such officer, director or employee.

     4.30. Disclosure. The representations and warranties of Berthel contained in this Agreement are true and correct in all material respects, and such representations and warranties do not omit any material fact necessary to make the statements contained herein, in light of the circumstances under which they were made, not misleading. There is no fact known to Berthel which has not been disclosed to Southwest pursuant to this Agreement and the exhibits and Schedules hereto (including the Berthel Disclosure Schedule) which has had or could reasonably be expected to have a Berthel Material Adverse Effect.


                                   ARTICLE 5.
                                    COVENANTS
                                  ------------


     5.1. Conduct of Business of Southwest and Merger Sub. From the date of this Agreement to the Effective Date, unless Berthel shall otherwise agree in writing or as otherwise expressly contemplated or permitted by this Agreement, neither Southwest nor Merger Sub shall, directly or indirectly: (a) amend or propose to amend its Articles of Incorporation or Bylaws; (b) issue, sell or grant any equity securities, or securities convertible into or exchangeable for equity securities of Southwest or Merger Sub; (c) reclassify, subdivide or otherwise change outstanding shares of capital stock of Southwest or Merger Sub whether by stock dividend, reverse stock split, distribution of securities convertible into Southwest or Merger Sub capital stock or otherwise; (d) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or assets thereof; (e) default in its obligations under any material debt, contract or commitment which default results in the acceleration of obligations due thereunder; (f) enter into or propose to enter into, or modify or propose to modify, any agreement, arrangement, or understanding with respect to any of the foregoing matters; (g) declare or pay any dividend or distribution; or (h) conduct its business other than in the ordinary course on an arm's length basis and in accordance in all material respects with all applicable laws, rules and regulations and Southwest's past custom and practice.

     5.2. Conduct of Business of Berthel. From the date of this Agreement to the Effective Date, unless Southwest shall otherwise agree in writing or as otherwise expressly contemplated or permitted by this Agreement, Berthel shall not, directly or indirectly: (a) amend or propose to amend its Articles of Incorporation or Bylaws; (b) issue, sell or grant any equity securities, or securities convertible into or exchangeable for Berthel equity securities, other than the (i) grants of stock options to purchase up to an aggregate 136,623 shares of Berthel Common Stock (net of options terminated or forfeited during such period) at not less than fair market value at the date of grant, and (ii) issuances of shares of Berthel Common Stock pursuant to the exercise of stock options or warrants outstanding on the date of this Agreement or granted pursuant to clause (i) above); (c) reclassify, subdivide or otherwise change outstanding shares of capital stock of Berthel whether by stock dividend, reverse stock split, distribution of securities convertible into Berthel capital stock or otherwise, other than the stock split contemplated by Section 5.19; (d) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or assets thereof; (e) default in its obligations under any material debt, contract or commitment which default results in the acceleration of obligations due thereunder; (f) enter into or propose to enter into, or modify or propose to modify, any agreement, arrangement, or understanding with respect to any of the foregoing matters; (g) declare or pay any dividend or distribution other than required dividends on the Berthel Preferred Stock; or (h) conduct its business other than in the ordinary course on an arm's length basis and in accordance in all material respects with all applicable laws, rules and regulations and Berthel's past custom and practice.

     5.3. No Solicitation. Southwest and Berthel shall not, and shall cause their respective officers, directors, employees, representatives, agents, or affiliates (including any investment banker, attorney, or accountant), not to, directly or indirectly, solicit, knowingly encourage, initiate, or participate in any way in discussions or negotiations with, or knowingly provide any nonpublic information to, any corporation, partnership, person, or other entity or group (other than a party to this Agreement) concerning any proposed Alternative Transaction, or otherwise knowingly facilitate any effort or attempt to make or implement an Alternative Transaction. For purposes of this Agreement, "Alternative Transaction" shall mean any of the following involving Southwest or Berthel, respectively: (a) any tender offer, exchange offer, merger, consolidation, share exchange, business combination or similar transaction involving capital stock of Southwest or Berthel, respectively; (b) any transaction or series of related transactions pursuant to which any person or entity (or its shareholders), other than Southwest or Berthel or their respective affiliates, (a "Third Party") acquires shares (or securities exercisable for or convertible into shares) representing more than 50% of the outstanding shares of any class of capital stock of Southwest or Berthel, respectively; or (c) any sale, lease, exchange, licensing, transfer or other disposition pursuant to which a Third Party acquires control of more than 50% of the assets (including, but not limited to, intellectual property assets) of Southwest or Berthel, respectively (determined by reference to the fair market value of such assets), in a single transaction or series of related transactions. Southwest and Berthel will immediately cease and terminate any and all discussions, if any, that have taken place prior to the date hereof with Third Parties concerning any proposed Alternative Transaction, and will request that such Third Parties promptly return any confidential information furnished by Southwest or Berthel, respectively. Southwest and Berthel will not waive any provision of any confidentiality, standstill or similar agreement entered into with any third party regarding any proposed Alternative Transaction, and prior to the Closing shall enforce all such agreements in accordance with their terms. Southwest and Berthel will promptly communicate to each other the name of the person or entity submitting, and the terms and conditions of, any proposal or written inquiry that it receives after the date hereof in respect of any proposed Alternative Transaction or a reasonably detailed description of any such information requested from it after the date hereof or of any such negotiations or discussions being sought to be initiated or continued with Southwest or Berthel, respectively, after the date hereof in respect of a proposed Alternative Transaction; provided, however, that this Agreement shall not prohibit the Board of Directors of Southwest or Berthel from:

          (i) prior to approval of the Merger by its respective shareholders, furnishing nonpublic information to or affording access to its properties, books or records, or entering into discussions or negotiations with, any person or entity that makes an unsolicited Superior Proposal (as defined below), if, and only to the extent that,

               (A) the Board of Directors  of Southwest or Berthel,  as the case may be, determines in good faith after consultation with its independent legal counsel, that such action is so required under applicable law in order for the Board of Directors or Southwest or Berthel, as the case may be, to comply with its applicable fiduciary duties to its shareholders imposed by law,

               (B) prior to first furnishing nonpublic information to, or first entering into substantive discussions and negotiations with, such person or entity after the date hereof, Southwest or Berthel, as the case may be (x) provides at least 24 hours' prior written notice to the other party to the effect that it intends to furnish information to, or enter into discussions or negotiations with, such person or entity, and naming and identifying the person or entity making the Superior Proposal, and (y) receives from such person or entity an executed confidentiality agreement to the effect that such Third Party will not disclose any confidential information of Southwest or Berthel, as the case may be; and

               (C) Southwest or Berthel, as the case may be, concurrently provides the other party with all non-public information to be provided to such Third Party that such other party has not previously received, and Southwest or Berthel, as the case may be, keeps the other party informed, on a regular basis, of the status, terms and conditions and all other material information with respect to any such discussions or negotiations; or

          (ii) to the extent applicable, complying with Rule 14e-2 promulgated under the Exchange Act with regard to a proposed Alternative Transaction or making such disclosure to its shareholders as in the reasonable judgment of the Board of Directors of Southwest or Berthel, as the case may be, with the advice of independent counsel, is required under applicable law.


     5.3 Nothing in this Section shall permit Southwest or Berthel to terminate this Agreement (except as specifically provided in Article 7 hereof), or permit Southwest or Berthel to enter into any agreement providing for an Alternative Transaction (other than the confidentiality agreement as provided, and in the circumstances and under the conditions set forth, above) for as long as this Agreement remains in effect. For purposes of this Agreement, a "Superior Proposal" shall mean a proposal for an Alternative Transaction that the Board of Directors of Southwest or Berthel, as the case may be, has reasonably and in good faith determined (with the advice of its financial advisers and taking into account all legal, financial and regulatory aspects of the likelihood of the consummation of such Alternative Transaction, including, but not limited to, the conditions to consummation and the consequences under such Alternative Transaction proposal of any material adverse effects or changes in Southwest or Berthel, as the case may be) to be more favorable to Southwest's or Berthel's, respectively, shareholders than the transactions contemplated by this Agreement.

     5.4. Access and Information.

               (a) Except as required pursuant to any confidentiality  agreement or similar agreement or arrangement to which Southwest, Berthel, Merger Sub or a Berthel Subsidiary is a party (in which case Southwest or Berthel shall use all commercially reasonable efforts to provide acceptable alternative arrangements, not in violation of such agreement or arrangement, for disclosure to the other party) or pursuant to applicable law, Southwest and Berthel shall afford to the other party, and to the other party's accountants, officers, directors, employees, counsel, and other representatives, reasonable access during normal business hours upon reasonable prior notice, from the date hereof through the Effective Time, to all of its properties, books, contracts, commitments, and records, and, during such period, Southwest and Berthel shall each furnish promptly to the other party all information concerning Southwest's or Berthel's businesses, prospects, properties, liabilities, results of operations, financial condition, officers, employees, investigators, distributors, customers, and suppliers as the other party may reasonably request and reasonable opportunity to contact and obtain information from such officers, employees, investigators, distributors, customers, and suppliers as the other party may reasonably request. During the period from the date hereof to the Effective Time, the parties shall in good faith meet and correspond on a regular basis for mutual consultation concerning the conduct of Southwest's and Berthel's businesses and, in connection therewith, Berthel and Southwest shall be entitled, during normal business hours upon reasonable prior notice and in a manner that does not unreasonably interfere with the other party's business, to have employees or other representatives present at the offices of the other party and its subsidiaries to observe, and be kept informed concerning such other party's operations and business planning.

               (b) Prior to Closing  and if, for any  reason,  the  transactions contemplated by this Agreement are not consummated, neither Southwest nor Berthel nor any of their officers, employees, attorneys, accountants and other representatives, shall disclose to third parties or otherwise use any confidential information received from the other party in the course of investigating, negotiating, and performing the transactions contemplated by this Agreement; provided, however, that nothing shall be deemed to be confidential information which:

                    (i) is known to the party  receiving the  information at the time of disclosure;

                    (ii)  becomes  publicly  known  or  available   without  the
               disclosure thereof by the party receiving the information in violation of this Agreement; or

                    (iii) is  rightfully  received  by the party  receiving  the information from a third party.

     This provision shall not prohibit the disclosure of information required to be made under federal or state securities laws. If any disclosure is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure which is satisfactory to both parties.

     5.5. Approval of Southwest and Berthel Shareholders.

          (a) Southwest shall promptly take all action necessary in accordance with the NMBCA and Southwest's Articles of Incorporation and Bylaws to cause a special meeting of Southwest's shareholders (the "Southwest Shareholders' Meeting") to be duly called and held as soon as reasonably practicable following the date hereof for the purposes of (i) voting upon the Merger and the adoption and approval of this Agreement, and (ii) voting upon the change in the state of Southwest's corporation from New Mexico to Iowa. At the Southwest Shareholders' Meeting, Southwest shall submit such items to the vote of the Southwest shareholders and use its reasonable best efforts to obtain the approval by Southwest's shareholders of each of such items. As soon as practicable after the date hereof, Southwest shall prepare and file with the SEC a proxy statement (such proxy statement, together with notice of meeting, form of proxy, and any letter or other materials to Southwest's shareholders included therein and any amendments or supplements thereto are referred to in this Agreement as the "Southwest Proxy Statement"). Berthel shall furnish to Southwest all information concerning Berthel and its subsidiaries, officers, directors and shareholders, and shall take such other action and otherwise cooperate, as Southwest may reasonably request in connection with such Southwest Proxy Statement. Southwest shall cause the Southwest Proxy Statement to comply as to form in all material respects with the applicable provisions of the 1933 Act and the Exchange Act. Southwest shall use all reasonable efforts, and Berthel will cooperate with Southwest, to address, as promptly as practicable, any and all SEC comments regarding the Southwest Proxy Statement. Southwest shall notify Berthel promptly after receipt by Southwest of any comments of the SEC on, or of any request by the SEC for amendments or supplements to, the Southwest Proxy Statement. No amendment or supplement to the Southwest Proxy Statement will be made by Southwest without the approval of Berthel, which approval shall not be unreasonably withheld. Southwest shall supply Berthel with copies of all correspondence between Southwest and the SEC with respect to the Southwest Proxy Statement. Southwest will advise Berthel, promptly after it receives notice thereof, of its receipt of notice from the SEC that it has no comments with respect to the Proxy Statement. Southwest shall cause the Southwest Proxy Statement to comply with all applicable laws and not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Southwest Proxy Statement shall include the recommendation of Southwest's Board of Directors in favor of the Merger, unless the Board of Directors of Southwest determines in good faith after consultation with its independent legal counsel, that to do so would violate its applicable fiduciary duties to its shareholders imposed by law. Unless and until this Agreement is validly terminated pursuant to Article 7, nothing herein shall limit or eliminate in any way Southwest's obligation to call, give notice of, convene and hold the Southwest Shareholders' Meeting and at such meeting submit this Agreement and the Merger to a vote of Southwest's shareholders (and not postpone or adjourn such meeting or the vote by Southwest's shareholders upon this Agreement and the Merger to another date without Berthel's approval).

          (b) Berthel shall promptly take all action necessary in accordance with the IBCA and Berthel's Articles of Incorporation and Bylaws to cause a special meeting of Berthel's shareholders (the "Berthel Shareholders' Meeting") to be duly called and held as soon as reasonably practicable following the date hereof for the purposes of voting upon the Merger and the adoption and approval of this Agreement. At such meeting, Berthel shall submit such item to the vote of the Berthel shareholders and use its best efforts to obtain the approval by Berthel's shareholders of such item. As soon as practicable after the date hereof, Berthel shall prepare and mail a proxy statement (such proxy statement, together with notice of meeting, form of proxy, and any letter or other materials to Berthel's shareholders included therein are referred to in this Agreement as the "Berthel Proxy Statement"). Southwest shall furnish to Berthel all information concerning Southwest and its subsidiaries, officers, directors and shareholders, and shall take such other action and otherwise cooperate, as Berthel may reasonably request in connection with such Berthel Proxy Statement. Berthel shall cause the Berthel Proxy Statement to comply with all applicable laws and not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Berthel Proxy Statement shall include the recommendation of Berthel's Board of Directors in favor of the Merger, unless the Board of Directors of Berthel determines in good faith, after consultation with its independent legal counsel, that to do so would violate its applicable fiduciary duties to its shareholders imposed by law. Unless and until this Agreement is validly terminated pursuant to Article 7, nothing herein shall limit or eliminate in any way Berthel's obligation to call, give notice of, convene and hold the Berthel Shareholders' Meeting and at such meeting submit this Agreement and the Merger to a vote of

     Berthel's shareholders (and not postpone or adjourn such meeting or the vote by Berthel's shareholders upon this Agreement and the Merger to another date without Southwest's approval).

          (c) If at any time prior to the Southwest Shareholders' Meeting, any event occurs relating to Berthel or any Berthel Subsidiary or any of their respective officers, directors or affiliates which should be described in an amendment or supplement to the Southwest Proxy Statement, Berthel shall inform Southwest promptly after becoming aware of such event. If at any time prior to the Berthel Shareholders' Meeting, any event occurs relating to Southwest, Merger Sub or any of their respective officers, directors or affiliates which should be described in an amendment or supplement to the Berthel Proxy Statement, Southwest shall inform Berthel after becoming aware of such event. Whenever Southwest or Berthel learns of the occurrence of any event which should be described in an amendment of or supplement to the Southwest Proxy Statement or the Berthel Proxy Statement, the parties shall cooperate to promptly cause such amendment or supplement to be prepared, filed and cleared by the SEC (as appropriate) and, if required by applicable law, disseminated to the persons and in the manner required.

     5.6. Consents. Southwest will, at its cost and expense, use all reasonable efforts to obtain all approvals and consents of all third parties necessary on the part of Southwest and Merger Sub to consummate the transactions contemplated hereby. Berthel agrees to cooperate with Southwest in connection with obtaining such approvals and consents. Berthel will, at its cost and expense, use all reasonable efforts to obtain all approvals and consents of all third parties necessary on the part of Berthel or any Berthel Subsidiary to consummate the transactions contemplated hereby. Southwest agrees to cooperate with Berthel in connection with obtaining such approvals and consents.

     5.7. Further Actions. Subject to the terms and conditions herein provided and without being required to waive any conditions herein (whether absolute, discretionary, or otherwise), each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper, or advisable to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action.

     5.8. Regulatory Approvals. Southwest and Berthel each agree to use commercially reasonable efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, all things as may be necessary under applicable laws or regulations for the consummation of the Merger or any of the other transactions contemplated hereby, and each party shall give the other information reasonably requested by such other party pertaining to it and its subsidiaries and affiliates to enable such other party to take such actions.

     5.9. Certain Notifications. Southwest shall promptly notify Berthel in writing of the occurrence of any event that will or could reasonably be expected to result in the failure by Southwest or its affiliates to satisfy any of the conditions specified in Section 6.1 or 6.2. Berthel shall promptly notify Southwest in writing of the occurrence of any event that will or could reasonably be expected to result in the failure by Berthel or its affiliates to satisfy any of the conditions specified in Section 6.1 or 6.3.

     5.10. Securities Laws. Southwest shall take any action required to be taken under 1933 Act or state blue sky or securities laws in connection with the issuance of SC Common Stock pursuant to the Merger, and Berthel hereby agrees to take all action reasonably requested by Southwest, and to cause its officers, directors, affiliates and shareholders to take all action reasonably requested by Southwest, to cause the issuance of SC Common Stock pursuant to the Merger to comply with the 1933 Act and state blue sky or securities laws.

     5.11. Resignations and Elections of Directors. At the Effective Time, Southwest will deliver the voluntary resignations of each officer of Southwest and the Surviving Corporation and each director of Southwest and the Surviving Corporation who is not designated to be a director of the Surviving Corporation in accordance with Section 1.11. The continuing Merger Sub directors shall appoint the other persons designated by Berthel to be directors of the Surviving Corporation upon the consummation of the Merger.

     5.12. Plan of Reorganization. This Agreement is intended to constitute a "plan of reorganization" within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date of this Agreement, each party hereto shall use all reasonable efforts to cause the Merger to qualify, and shall not, without the prior written consent of the other parties hereto, knowingly take any actions or cause any actions to be taken that could prevent the Merger from qualifying, as a reorganization under the provisions of Section 368(a) of the Code.

     5.13. Directors' and Officers' Liability. For six years after the Effective Time, the Surviving Corporation will indemnify and hold harmless the present and former officers and directors of each of Southwest and Berthel in respect of acts or omissions occurring prior to the Effective Time including, without limitation, matters related to the transactions contemplated by this Agreement, to the extent provided under the Surviving Corporation's Articles of
Incorporation and Bylaws attached hereto as Exhibit A and Exhibit B, respectively; provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law. For six years after the Effective Time, the Surviving Corporation will use its best efforts to provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to and including the Effective Time covering each such person currently covered by Berthel's officers' and directors' liability insurance policy, and each present and former officer or director of Southwest, on terms with respect to coverage and amount no less favorable than those of Berthel's policy in effect on the date hereof, provided that, in satisfying its obligation under this Section, the Surviving Corporation shall not be obligated to pay premiums in excess of 160% of the amount per annum Berthel paid in its last full fiscal year, which amount has been disclosed to Southwest. It is understood that such obligation to indemnify (but not to maintain insurance) shall apply to claims of which the Surviving Corporation shall have been notified prior to the expiration of such six-year period regardless of when such claims shall have been disposed of.

     5.14. Regulatory Applications.

               (a) Southwest, Berthel, the Merger Sub, and each Berthel Subsidiary shall cooperate and use their respective reasonable best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties, Governmental Bodies, and Self-Regulatory Organizations necessary to consummate the transactions contemplated by this Agreement as promptly as reasonably practicable. Each of Southwest and Berthel shall have the right to view in advance, and to the extent practicable, each will consult with the other (subject in each case to applicable laws relating to the exchange of information) with respect to, all material written information submitted to any third party, Governmental Body or Self-Regulatory Organization in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of Southwest and Berthel agrees to act as reasonably and as promptly as practicable. Each of Southwest and Berthel agrees that it will consult with the other party thereto with respect to obtaining all material permits, consents, approvals and authorizations of all third parties and Governmental Bodies and Self-Regulatory Organizations as necessary or advisable to consummate the transactions contemplated by this Agreement, and each party will keep the other party apprised of the status of material matters relating to completion of the transactions contemplated hereby.

               (b) Each of Southwest and Berthel agrees, upon request, to furnish the other party with all information concerning itself, Merger Sub, each Berthel Subsidiary, and the directors, officers and shareholders thereof and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other parties, the Merger Sub, or any Berthel Subsidiary to any third party, Governmental Body or Self-Regulatory Organization.

     5.15. Section 16 Matters. Prior to the Effective Time, Southwest, Berthel and Merger Sub will take all such steps as may be required to cause any dispositions of Southwest Common Stock or acquisitions of SC Common Stock or SC Preferred Stock (including any derivative securities with respect thereto)
resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Southwest or who will become subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Surviving Corporation to be exempt under Rule 16b-3 promulgated under the Exchange Act, such steps to be taken in accordance with the No- Action Letter dated January 12, 1999 issued by the SEC to Skadden, Arps, Slate, Meagher & Flom LLP.

     5.16. Agreement Not to Register Sales of Shares of SC Common Stock. Subject to Berthel's obligation under Section 5.17 to register the resale of the shares sold in the "Private Placement" (as such term is defined below), Southwest, Berthel and Merger Sub each agrees that the Surviving Corporation shall not register under federal securities laws or state securities laws, for a period of 12 months from the Closing Date, the sale, transfer, disposition or distribution of any of the shares of SC Common Stock to be issued pursuant to Section 1.3(a), the shares of SC Preferred Stock to be issued pursuant to Section 1.3(b), the shares of SC Common Stock into which such SC Preferred Stock may be converted, or the shares of SC Common Stock that will be purchasable upon the exercise of the Berthel Options and the Berthel Warrants to be assumed by the Surviving Corporation pursuant to Section 1.7(a).

     5.17. Agreement to File Registration Statement.

               (a) As soon as reasonably  practicable  after the Effective  Time
          (but no later than ninety (90) days after the Effective Time), the Surviving Corporation shall file with the SEC a Registration Statement on Form S-3, any successor short-form registration statement promulgated by the SEC, or any other appropriate form of registration statement ("Registration Statement") to register the resale by the purchasers (the "Investors") of shares of SC Common Stock in the "Private Placement" (as such term is defined below) under the 1933
          Act. After the Registration Statement is filed, the Surviving Corporation shall have the Registration Statement declared effective by the SEC within one hundred fifty (150) days after the Effective Time and shall use reasonable best efforts to (i) thereafter prepare and file, as the Surviving Corporation shall determine may be required under the 1933 Act and the rules and regulations thereunder, a prospectus supplement or supplements to the prospectus contained in the Registration Statement or a post- effective amendment or amendments to the Registration Statement and, with respect to any post-effective amendment, cause such post-effective amendment to be declared effective by the SEC and (ii) maintain the effectiveness of the Registration Statement until the earlier of (A) the date two years from the date of effectiveness of the Registration Statement, or (B) the sale of all of the Registrable Securities pursuant to the Registration Statement (as the term "Registrable Securities" is hereinafter defined). The Surviving Corporation will (i) furnish to the Investors and to the underwriters of the Registrable Securities, if any, such reasonable number of copies of the Registration

          Statement, preliminary prospectus and prospectus supplement, final prospectus and prospectus supplement and such other documents as such Investors may reasonably request in order to facilitate the public offering of the Registrable Securities, (ii) use its reasonable best efforts to register or qualify the Registrable Securities covered by the Registration Statement under such state securities or blue sky laws of such jurisdictions as the Investors may reasonably request in writing within 20 days following the original filing of the Registration Statement, except that the Surviving Corporation shall not for any purpose be required to execute a general consent to service  of  process  or  to  qualify  to  do  business  as a  foreign corporation in any jurisdiction wherein it is not so qualified (provided, however, that for such purpose, a consent to service of process on Form U-2 shall not be considered a general consent to service of process), (iii) notify by the Investors, promptly after it shall receive notice thereof, of the time when the Registration Statement has become effective or a supplement to any prospectus forming a part of the Registration Statement has been filed, (iv) notify the Investors promptly of any request by the SEC for the amending or supplementing of the Registration Statement or prospectus or prospectus supplement or for additional information, (v) prepare and file with the SEC, promptly upon the request of any Investor, any amendments or supplements to the Registration Statement or prospectus or prospectus supplement which, in the opinion of counsel for the Investors (and concurred in by counsel for the Surviving Corporation), is required under the 1933 Act or the rules and regulations thereunder in connection with the distribution of the Registrable Securities by such Investor, (vi) prepare and promptly file with the SEC and promptly notify the Investors of the filing of such amendment or supplement to the Registration Statement or prospectus or prospectus supplement as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the 1933 Act, any event shall have occurred as the result of which any such prospectus or any other prospectus supplement as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and (vii) advise the Investors, promptly after the Surviving Corporation shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

               (b) In the Private Placement, Berthel shall cause each Investor to sign an agreement under which the Investor agrees that prior to any sales by the Investor of Registrable Securities under the Registration Statement, the Investor contemplating the sales will provide the Surviving Corporation with written notice of such intention, addressed to the Surviving Corporation's Chief Financial Officer (a "Sale Notice"). The Surviving Corporation will notify each Investor within two (2) business days following receipt of the Sale Notice as to whether sales by the Investor may be made or will be limited as provided below. Upon notice from the Surviving Corporation permitting sales by the Investor, for a period beginning on the date of receipt by the Investor of such notice and ending forty-five (45) days thereafter (the "Window Period"), the Investor may offer and sell Registrable Securities from time to time pursuant to the Registration Statement. Anything in this Agreement to the contrary notwithstanding, the ability of an Investor to sell Registrable Securities pursuant to the Registration Statement shall be suspended if, upon receiving a Sale Notice or during any Window Period, the Surviving Corporation's Chief Financial Officer certifies to the Investors that, in the good faith of judgment of such officer (upon consultation to the extent practicable with the Surviving Corporation's Board of Directors), (A) the sale would interfere in any material respect with any financing, acquisition, corporate reorganization or other similar material transaction under consideration by the Surviving Corporation, or (B) there is some other material development relating to the condition (financial or otherwise) of the Surviving Corporation that has not been generally publicly disclosed and as to which the Surviving Corporation deems advisable upon the advice of counsel at the time of the Sale Notice not to publicly disclose; provided, however, that upon any such events specified in (A) or (B) above, the Surviving Corporation may not suspend sales by Investors under the Registration Statement for a period of more than forty-five (45) days from the date of such certification by the Surviving Corporation's Chief Financial Officer. If, upon receipt of the Sale Notice, the Surviving Corporation has reasonably determined that it is necessary to file and caused to be declared effective a post-effective amendment to the Registration Statement or file a new or amended prospectus supplement or to otherwise cause disclosure to be made under the Exchange Act and incorporated by reference into the Registration Statement, and the Surviving Corporation determines not to rely on the proviso set forth in the preceding sentence in order to delay the making of such disclosure, the Surviving Corporation will take such action within seven (7) business days following receipt of the applicable Sale Notice.

               (c) In connection with the registration of the Registrable Securities, the Surviving Corporation shall bear the following fees, costs and expenses: all registration, filing, NASD, and The Nasdaq
          Stock Market or exchange listing fees, printing expenses, fees and disbursements of counsel and accountants for the Surviving Corporation, all internal expenses of the Surviving Corporation and all legal fees and disbursements and other expenses of complying with state securities or Blue Sky laws of any jurisdictions in which the Registrable Securities are to be registered or qualified. Fees and disbursements of counsel and accountants for the Investors, underwriting discounts and commissions and transfer taxes relating to the Registrable Securities included in the offering being made pursuant to, and any other expenses incurred by the Investors not expressly included above, shall be borne by the Investors.

               (d) With respect to such registration, and subject to compliance by an Investor with the provisions of Section 5.17(b), the Surviving Corporation will indemnify and hold harmless each holder of Registrable Securities which are included in the Registration Statement, and any underwriter (as defined in the 1933 Act) for such holder and each person, if any, who controls such holder or such underwriter within the meaning of the 1933 Act, from and against, and will reimburse such holder and each such underwriter and controlling person with respect to, any and all loss, damage, liability, cost and expense to which such holder or any such underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any prospectus or prospectus supplement contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Surviving Corporation will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Investor, such underwriter or such controlling person in writing specifically for use in the preparation thereof.

               (e)  For  purposes  of  this  Section  5.17,  the  term  "Private
          Placement" shall mean the private placement by Berthel of up to 3,300,000 shares of Berthel Common Stock (with the option to sell up to an additional 495,000 shares) for $2.00 per share (after giving effect to the stock split of the Berthel Common Stock contemplated by
          Section 5.19) pursuant to the Confidential Private Placement Memorandum currently being prepared by Berthel. For purposes of this
          Section 5.17, the term "Registrable Securities" shall mean (i) the shares of Berthel Common Stock to be issued in the Merger in exchange for the shares of Berthel Common Stock sold in the Private Placement, and (ii) any shares of SC Common Stock issued or issuable with respect to such shares of SC Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or a sale of all or substantially all of the Surviving Corporation's assets.

               (f) With a view to making available the benefits of certain rules and regulations of the SEC that may permit the resale of SC Common Stock to the public without registration, for a period of two years after the Effective Date, the Surviving Corporation agrees to use its commercially reasonable efforts to: (i) make and keep current public information (as contemplated by Rule 144) regarding the Surviving Corporation available, (ii) file with the SEC in a timely manner all reports and other documents required of the Surviving Corporation under the 1933 Act and the Exchange Act; (iii) furnish to each Investor upon written request a written statement by the Surviving Corporation as to its compliance with the reporting requirements of Rule 144, the 1933 Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Surviving Corporation, and such other reports and documents so filed as such Investor may reasonably request in availing himself or herself of any rule or regulation of the SEC allowing the Investor to resell any such shares without registration; and (iv) not fail to pay any dividend or sinking fund installment on preferred or default on either (A) any installment on indebtedness for borrowed money, or (B) any rental on long-term leases, which defaults in the aggregate would have or be likely to have a material adverse effect on the consolidated financial position of the Surviving Corporation.

     5.18. Consequence of Not Filing Registration Statement. Berthel and the Surviving Corporation each understands the importance and value to Southwest, the Surviving Corporation, and the Investors of its agreement and covenant hereunder to register the resale of the shares of SC Common Stock sold in the Private Placement, as provided in Section 5.17. Accordingly, Berthel and the Surviving Corporation each agrees that upon any breach of its obligations under
Section 5.17(a) to file the Registration Statement within ninety (90) days after the Effective Time or to cause the Registration Statement to become effective within one hundred eighty (180) days after the Effective Time, if it fails to cure such breach within thirty (30) days (the "Cure Period") after receiving notice thereof from Equity Securities Investments, Inc. ("Equity") (who is to be the selling agent for the Private Placement), it shall issue or pay to each Investor, at such Investor's discretion, for the two thirty-(30) day periods or any portion thereof that the Surviving Corporation remains in default as described herein (with the first thirty (30)-day period beginning to run on the termination of the Cure Period), a number of shares of SC Common Stock with a "Fair Market Value" (as such term is defined below) equal to, or an amount of cash equal to, five percent (5%) of the Fair Market Value of the shares sold to such Investor in the Private Placement. Such shares of SC Common Stock shall be issued to and such cash shall be immediately paid to Equity on the demand of any Investor or of Equity, as agent, for dispersal to the Investor. As used herein, the term "Fair Market Value" shall mean the average of the closing sales prices of the SC Common Stock as reported on The Over-the-Counter Market or on The Nasdaq SmallCap Market, as the case may be, for the ten (10) trading days immediately preceding the date of determination, which shall be the last day of each thirty (30)-day period (or such shorter period that the Surviving Corporation is in default hereunder) following the termination of the Cure Period. The Surviving Corporation shall include any shares of SC Common Stock issued hereunder in the Registration Statement.

     5.19. Stock Split of Berthel Common Stock. On or before November 15, 2000, the Board of Directors of Berthel shall approve a 16.70315-for-one split of the Berthel Common Stock ("Berthel Stock Split"), subject to the approval by the requisite number of shareholders of Berthel of an amendment to Berthel's Articles of Incorporation (the "Amendment to Berthel Articles") increasing the number of authorized shares of Berthel Common Stock to accommodate the Berthel Stock Split. On or before December 15, 2000, Berthel shall call and hold a meeting of shareholders of Berthel and submit the Amendment to Berthel Articles to the Berthel shareholders for their consideration and approval. If the Berthel shareholders approve the Amendment to Berthel Articles, Berthel shall immediately take such action as is necessary or appropriate to effect the Amendment to Berthel Articles.


                                   ARTICLE 6.
                               CLOSING CONDITIONS
                               ------------------

     6.1. Conditions to Obligations of Berthel and Southwest. The respective obligations of each party to consummate the Merger shall be subject to the fulfillment at or prior to the Closing of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable law:

               (a) No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger or imposing any material limitation on the ability of the Surviving Corporation to effectively operate the Berthel business shall have been issued since the date of this Agreement by any U.S. federal or state court of competent jurisdiction and shall remain in effect, and no U.S. federal or state law, statute, rule, regulation or decree that makes consummation of the Merger illegal or that imposes any material limitation on the ability of the Surviving Corporation to effectively operate the Berthel business shall have been enacted or adopted since the date of this Agreement and shall remain in effect.

               (b) Shareholder Approval. The approval of the shareholders of Southwest and Berthel referred to in Section 5.5 hereof shall have been obtained in accordance with the NMBCA and the IBCA and
          Southwest's and Berthel's respective Articles of Incorporation and Bylaws.

               (c)  Exemption  From  Registration.  The  issuance  of the Merger
          Shares shall be exempt from registration under the 1933 Act and applicable state and foreign securities laws.

               (d) Southwest Proxy Materials. The SEC shall have informed Southwest that it has no comment or no further comment on the Southwest Proxy Materials filed with the SEC.

               (e) Governmental and Regulatory Consents. All approvals and authorizations of, and filings with, and notifications to, all Governmental Bodies and Self-Regulatory Organizations required for the consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by law shall have expired.

               (f) No Governmental Litigation. There shall not be pending before any U.S. federal or state court of competent jurisdiction any suit, action or proceeding commenced by any U.S. federal or state Governmental Body against Southwest or Berthel (and no U.S. federal or state Governmental Body shall have overtly threatened to commence any action, suit or proceeding against Southwest or Berthel before any U.S. federal or state court of competent jurisdiction): (i) challenging or seeking to restrain or prohibit the consummation of the Merger; (ii) relating to the Merger and seeking to obtain from Southwest, Berthel, Merger Sub or any of the Berthel Subsidiaries any damages that would be material to Southwest or Berthel; or (iii) which would materially and adversely affect the right of the Surviving Corporation to own the assets or operate Berthel's business.

               (g) No Other Litigation. There shall not be pending before any U.S. federal or state court of competent jurisdiction any suit, action or proceeding commenced by any person against Southwest or Berthel in which there is a reasonable likelihood of a judgment against Southwest or Berthel providing for an award of damages or other relief that would affect adversely the right of the Surviving Corporation to own the assets or operate Berthel's business.

               (h) Dissenting Shares. The percentage of outstanding shares of Southwest Common Stock held by Southwest shareholders who have (i) asserted dissenters' rights pursuant to Sections 53-15-3 and 53-15-4 of the NMBC and (ii) as of the Effective Time, have not effectively withdrawn or lost such rights, shall not exceed two and one-half percent (2-1/2%) of the issued and outstanding shares of Southwest Common Stock. The percentage of outstanding shares of Berthel Common Stock held by Berthel shareholders who have (x) asserted dissenters' rights pursuant to Section 490.1302 of the IBCA, and (y) as of the Effective Time, have not effectively withdrawn or lost such rights, shall not exceed two and one-half percent (2-1/2%) of the issued and outstanding shares of Berthel Common Stock.

               (i) State Takeover Laws. Such actions shall have been taken that no state takeover statute shall apply to the Merger.

               6.2. Conditions to Obligations of Berthel. The obligations of Berthel to consummate the Merger shall be subject to the fulfillment at or prior to the Closing of the following additional conditions, any or all of which may be waived by Berthel, in whole or in part, to the extent permitted by applicable law:

               (a) Representations and Warranties True. The representations and warranties of Southwest contained in this Agreement, without regard to any qualification or reference to "Southwest Material Adverse Effect," shall be true and correct on the Closing Date as though such representations and warranties were made on such date, except that those representations and warranties that address matters only as of the date hereof or another particular date shall remain true and correct as of such date, and except in any case for any inaccuracies of representations and warranties that, individually or in the aggregate, have not had, or would not reasonably be expected to have, a Southwest Material Adverse Effect. Berthel shall have received a certificate to the foregoing effect signed by the Chief Executive Officer of Southwest.

               (b) Performance. Southwest shall have performed and complied in all material respects with all material covenants required by this Agreement to be performed or complied with by it on or prior to the Closing, and Berthel shall have received a certificate to such effect signed by the Chief Executive Officer of Southwest.

               (c) Tax Opinion. Berthel shall have received an opinion of Bradley & Riley, PC, counsel to Berthel, addressed to Berthel, based upon representations of Berthel and Southwest and normal assumptions, and dated the Closing, to the effect that, subject to customary conditions and representations, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that each of Berthel and Southwest will be considered a party to such reorganization. Berthel and Southwest hereby agree to provide to such counsel certificates acceptable to such counsel setting forth the customary representations which may be relied upon by such counsel in rendering such opinion.

     6.3. Conditions to Obligations of Southwest. The obligation of Southwest to consummate the Merger shall be subject to the fulfillment at or prior to the Closing of the following additional conditions, any or all of which may be waived by Southwest, in whole or in part, to the extent permitted by applicable law:

               (a) Representations and Warranties True. The representations and warranties of Berthel contained in this Agreement, without regard to any qualification or reference to "Berthel Material Adverse Effect," shall be true and correct on the Closing Date as though such representations and warranties were made on such date, except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date, and except in any case for any inaccuracies of representations and warranties that, individually or in the aggregate, have not had, or would not reasonably be expected to have, a Berthel Material Adverse Effect, and except to the extent a representation or warranty has been rendered inaccurate as a result of performance by Berthel of this Agreement, or an act of Berthel expressly contemplated by this
          Agreement. Southwest shall have received a certificate to the foregoing effect signed by the Chief Executive Officer of Berthel.

               (b) Performance. Berthel shall have performed and complied in all material respects with all material covenants required by this Agreement to be performed or complied with by it on or prior to the Closing, and Southwest shall have received a certificate to such effect signed by the Chief Executive Officer of Berthel.

               (c) Tax Opinion. Southwest shall have received an opinion of Winthrop & Weinstine, P.A., counsel to Southwest, addressed to
          Southwest, based upon representations of Berthel and Southwest and normal assumptions, and dated the Closing, to the effect that, subject to customary conditions and representations, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that each of Berthel and Southwest will be considered a party to such reorganization. Berthel and Southwest hereby agree to provide to such counsel certificates acceptable to such counsel setting forth the customary representations which may be relied upon by such counsel in rendering such opinion.


                                   ARTICLE 7.
                           TERMINATION AND ABANDONMENT
                           ---------------------------


     7.1. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the shareholders of Southwest and/or Berthel, only:

               (a) by mutual written consent duly authorized by the Board of Directors of Berthel and the Board of Directors of Southwest;

               (b) by either Berthel or Southwest if the Merger shall not have been consummated on or before March 31, 2001; provided, however, that the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have been the proximate cause of, or resulted in, the failure to consummate the Merger by such date;

               (c) by either Berthel or Southwest if a court of competent jurisdiction or an administrative, governmental, or regulatory authority has issued a final nonappealable order, decree, or ruling, or taken any other action, having the effect of permanently restraining, enjoining, or otherwise prohibiting the Merger;

               (d) by either Southwest or Berthel if at the Southwest Shareholders' Meeting, the requisite vote of the shareholders of Southwest for approval and adoption of this Agreement and the Merger is not obtained; provided that the right to terminate this Agreement under this Section 7.1(d) will not be available to any party whose failure to perform any material obligation under this Agreement has been the proximate cause of, or resulted in, the failure to obtain the requisite vote of the shareholders of Southwest;

               (e) by either Southwest or Berthel if at the Berthel Shareholders' Meeting, the requisite vote of the shareholders of Berthel for approval and adoption of this Agreement and the Merger is not obtained; provided that the right to terminate this Agreement under this Section 7.1(e) will not be available to any party whose failure to perform any material obligation under this Agreement has been the proximate cause of, or resulted in, the failure to obtain the requisite vote of the shareholders of Berthel;

               (f)  by  Berthel  if  either  (i)   Southwest  has  breached  its
          obligations under Section 5.3 in any material respect (provided that for the purposes of this clause (i), actions of representatives or agents of Southwest who are not officers, directors or employees of Southwest which do not result in a proposal for an Alternative Transaction shall not be deemed to be a breach of Section 5.3 so long as Southwest has used commercially reasonable efforts to cause such representatives and agents to comply with Section 5.3), (ii) the Board of Directors of Southwest has recommended, approved, or authorized Southwest's acceptance or execution of a definitive agreement providing for, an Alternative Transaction, as defined in Section 5.3,
          (iii) the Board of Directors of Southwest has modified in a manner materially adverse to Berthel or withdrawn its approval or recommendation of this Agreement and the Merger or its recommendation that shareholders of Southwest adopt and approve this Agreement and the Merger, (iv) Southwest has failed to call the Southwest Shareholders' Meeting or failed to mail the Southwest Proxy Statement to its shareholders on or before February 28, 2001 or failed to include in such statement the recommendation referred to above, or (v) a tender offer or exchange offer for any outstanding shares of Southwest Common Stock is commenced, and the Board of Directors of Southwest either (A) recommends in favor of acceptance of such tender offer or exchange offer by its shareholders, or (B) takes no position with respect to the acceptance of such tender offer or exchange offer by its shareholders;

               (g) by Southwest if either (i) Berthel has breached its obligations under Section 5.3 in any material respect (provided that for purposes of this clause (i), actions of representatives or agents of Berthel who are not officers, directors or employees of Berthel which do not result in a proposal for an Alternative Transaction shall not be deemed to be a breach of Section 5.3 so long as Berthel has used commercially reasonable efforts to cause such representatives and agents to comply with Section 5.3), (ii) the Board of Directors of Berthel has recommended, approved, or authorized Berthel's acceptance or execution of a definitive agreement providing for, an Alternative Transaction, as defined in Section 5.3, (iii) the Board of Directors of Berthel has modified in a manner materially adverse to Southwest or withdrawn its approval or recommendation of this Agreement and the Merger or its recommendation that shareholders of Berthel adopt and approve this Agreement and the Merger, (iv) Berthel has failed to call the Berthel Shareholders' Meeting or failed to mail the Berthel Proxy

          Statement to its shareholders on or before February 28, 2001 or failed to include in such statement the recommendation referred to above, or
          (v) a tender offer or exchange offer for any outstanding shares of Berthel Common Stock is commenced, and the Board of Directors of Berthel either (A) recommends in favor of acceptance of such tender offer or exchange offer by its shareholders, or (B) takes no position with respect to the acceptance of such tender offer or exchange offer by its shareholders;

               (h) by Southwest prior to approval of the Merger at the Southwest Shareholders' Meeting if (i) it is not in material breach of its obligations under this Agreement and has complied with, and continues to comply with, all requirements and procedures of Section 5.3 in all material respects, (ii) the Board of Directors of Southwest has complied with, and continues to comply with, all requirements and procedures of Section 5.3 in all material respects and has authorized, subject to complying with the terms of this Agreement, Southwest to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and Southwest notifies Berthel in writing that it intends to enter into such agreement, attaching the most current version of such agreement to such notice, (iii) Berthel does not make, within five business days after receipt of Southwest's written notice of its intention to enter into a binding agreement for a Superior Proposal, any offer that the Board of Directors of Southwest reasonably and in good faith determines, after consultation with its financial and legal advisers, is at least as favorable to the shareholders of Southwest as the Superior Proposal and during such five business- day period Southwest reasonably considers and discusses in good faith all proposals submitted by Berthel and, without limiting the foregoing, meets with, and causes its financial advisers and legal advisers to meet with, Berthel and its advisers from time to time as requested by Berthel to reasonably consider and discuss in good faith Berthel's proposals, and (iv) Southwest pays to Berthel the fee required by Section 7.2(a) to be paid to Berthel in the manner therein provided. Southwest agrees (x) that it will not enter into a binding agreement referred to in clause (ii) above until at least the sixth business day after Berthel has received the notice required by clause
          (ii) above, and (y) to notify Berthel promptly if its intention to enter into a binding agreement referred to in its notice to Berthel shall change at any time after giving such notice;

               (i) by Berthel prior to approval of the Merger at the Berthel Shareholders' Meeting if (i) it is not in material breach of its obligations under this Agreement and has complied with, and continues to comply with, all requirements and procedures of Section 5.3 in all material respects, (ii) the Board of Directors of Berthel has complied with, and continues to comply with, all requirements and procedures of
          Section 5.3 in all material respects and has authorized, subject to complying with the terms of this Agreement, Berthel proposes to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and Berthel notifies Southwest in writing that it intends to enter into such agreement, attaching the most current version of such agreement to such notice, (iii) Southwest does not make, within five business days after receipt of Berthel's written notice of its intention to enter into a binding agreement for a Superior Proposal, any offer that the Board of Directors of Berthel reasonably and in good faith determines, after consultation with its financial and legal advisers, is at least as favorable to the shareholders of Berthel as the Superior Proposal and during such five business-day period Berthel reasonably considers and discusses in good faith all proposals submitted by Southwest and, without limiting the foregoing, meets with, and causes its financial advisers and legal advisers to meet with, Southwest and its advisers from time to time as requested by Southwest to reasonably consider and discuss in good faith Southwest's proposals, and (iv) Berthel pays to Southwest the fee required by Section 7.2(b) to be paid to Southwest in the manner therein provided. Berthel agrees (x) that it will not enter into a binding agreement referred to in clause (ii) above until at least the sixth business day after Southwest has received the notice required by clause (ii) above, and (y) to notify Southwest promptly if its intention to enter into a binding agreement referred to in its notice to Southwest shall change at any time after giving such notice;

               (j) by Berthel, if (i) Berthel is not in material breach of its obligations under this Agreement and (ii) there has been a material breach by Southwest of any of its representations, warranties, or obligations under this Agreement such that the conditions in Section
          6.2 will not be satisfied ("Terminating Southwest Breach"); provided, however, that, if such Terminating Southwest Breach is curable by Southwest through the exercise of reasonable best efforts and such cure is reasonably likely to be completed prior to the applicable date specified in Section 7.1(b), then for so long as Southwest continues to exercise reasonable best efforts, Berthel may not terminate this Agreement under this Section 7.1(j); or

               (k) by Southwest, if (i) Southwest is not in material breach of its obligations under this Agreement and (ii) there has been a material breach by Berthel of any of its representations, warranties, or obligations under this Agreement such that the conditions in
          Section 6.3 will not be satisfied ("Terminating Berthel Breach"); provided, however, that, if such Terminating Berthel Breach is curable by Berthel through the exercise of reasonable best efforts and such cure is reasonably likely to be completed prior to the applicable date specified in Section 7.1(b), then for so long as Berthel continues to exercise reasonable best efforts, Southwest may not terminate this Agreement under this Section 7.1(k).

          7.2. Effect of Termination.


               (a) In recognition of the time, efforts, and expenses expended and incurred by Berthel with respect to Southwest and the opportunity that the Merger presents to Berthel, if this Agreement (i) is terminated pursuant to Section 7.1(d) and within 12 months thereafter Southwest enters into an agreement for an Alternative Transaction, or
          (ii) is terminated pursuant to Sections 7.1(f) or 7.1(h) then, in any such event, Southwest will pay to Berthel, upon the termination date, by wire transfer of immediately available funds to an account designated by Berthel for such purpose, a fee equal to $100,000.

               (b) In recognition of the time, efforts, and expenses expended and incurred by Southwest with respect to Berthel and the opportunity that the Merger presents to Southwest, if this Agreement (i) is terminated pursuant to Section 7.1(e) and within 12 months thereafter Berthel enters into an agreement for an Alternative Transaction, or
          (ii) is terminated pursuant to Sections 7.1(g) or 7.1(i) then, in any such event, Berthel will pay to Southwest, upon the termination date, by wire transfer of immediately available funds to an account designated by Southwest for such purpose), a fee equal to $100,000.

               (c) Southwest and Berthel each acknowledges that the agreements contained in this Section 7.2 are an integral part of the transactions contemplated by this Agreement and are not a penalty, and that, without these agreements, neither Southwest nor Berthel would not enter into this Agreement. If either party fails to pay promptly the fee due pursuant to this Section 7.2, such party shall also pay to the other party such other party's costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of the unpaid fee under this section, accruing from its due date, at an interest rate per annum equal to two percentage points in excess of the prime rate quoted by The Wall Street Journal. Any change in the interest rate hereunder resulting from a change in such prime rate shall be effective at the beginning of the day of such change in such prime rate.

              (d) Except as provided in the next sentence of this paragraph, if this Agreement is terminated pursuant to any paragraph of Section 7.1, the obligations of the parties to consummate the Merger will expire, and none of the parties will have any further obligations under this Agreement except pursuant to Sections 5.4(b), 7.2, 8.10 and 8.14; provided that nothing herein shall relieve any party from liability for the breach of any of its representations, warranties, covenants or agreements set forth herein occurring prior to the date of termination.


                                   ARTICLE 8.
                                  MISCELLANEOUS
                                  -------------


     8.1. Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified, or supplemented only by written agreement of Berthel, Southwest and Merger Sub at any time prior to the Effective Time with respect to any of the terms contained herein; provided, however, that, after the approval of this Agreement by the shareholders of Berthel, no amendment may be made that would reduce the amount or change the type of consideration into which each share of Berthel Common Stock and Berthel Preferred Stock shall be converted upon consummation of the Merger or which would otherwise require stockholder approval under applicable law unless such stockholder approval shall have been obtained. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     8.2. Waiver of Compliance; Consents. Any failure of Berthel on the one hand, or Southwest on the other hand, to comply with any obligation, covenant, agreement, or condition herein may be waived by Southwest or Berthel, respectively, only by a written instrument signed by an officer of the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing.

     8.3. Investigation; Survival of Representations and Warranties. The respective representations and warranties of Berthel, Southwest and Merger Sub contained herein or in any certificates or other documents delivered prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by any party hereto. The representations and warranties set forth in Articles 3 and 4 and in any certificate delivered pursuant hereto shall terminate at the Effective Time.

     8.4. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally by commercial courier service or otherwise, or by telefax, or three days after such notice is mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a)  if to Berthel to it at:

          Berthel Fisher & Company
          Attention: Ronald O. Brendengen
          701 Tama Street, Bldg. B
          P.O. Box 609
          Marion, IA  52302-0609
          Fax: (319) 447-4250

          with a copy to

          Bradley & Riley PC
          Attention: Michael K. Denney
          2007 First Avenue NE
          P.O. Box 2804
          Cedar Rapids, IA  52406-2804
          Fax: (319) 363-9824

     (b) If to Southwest, to it at:

          Southwest Capital Corp.
          Attention: Laurence S. Zipkin
          c/o Equity Securities Investments, Inc.
          130 Cheshire Lane, Suite 103
          Minnetonka, MN  55305
          Fax: (612) 476-8447

          with a copy to:

          Winthrop & Weinstine, P.A.
          Attention: Michele D. Vaillancourt
          3000 Dain Rauscher Plaza
          30 East Seventh Street
          Minneapolis, MN 55402
          Fax: (612) 347-0600

     8.5. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Except for the provisions of Article I and Sections 5.17 and 5.18 (the "Third Party Provisions"), this Agreement is not intended to confer upon any other person, except the parties hereto, any rights or remedies hereunder, and no third person shall be a third party beneficiary of this Agreement. The Third Party Provisions may be enforced by the beneficiaries thereof and, without limiting the scope of the foregoing, Sections 5.17 and 5.18 may be enforced by Equity.

     8.6. Governing Law. This Agreement shall be governed by the laws of the State of Iowa (regardless of the laws that might otherwise govern under applicable Iowa principles of conflicts of law).

     8.7.      Counterparts.  This  Agreement   may  be executed if two or  more
counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     8.8. Knowledge. As used in this Agreement or the instruments, certificates or other documents required hereunder, the term "knowledge" of a party hereto shall mean actual knowledge of the directors or executive officers of such party.

     8.9. Interpretation. When reference is made in this Agreement to Recitals, Sections, Exhibits or Schedules, such reference shall be to a Recital or Section of, or Schedule or Exhibit to, this Agreement unless otherwise indicated. The Table of Contents, article and section headings contained in this Agreement are inserted for reference purposes only and shall not affect the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, it shall be deemed followed by the words "without limitation." This Agreement shall be construed without regard to any presumption or other rule requiring the resolution of any ambiguity regarding the interpretation or construction hereof against the party causing this Agreement to be drafted.

     8.10. Publicity. Upon execution of this Agreement by Berthel, Southwest and Merger Sub, Southwest and Berthel shall jointly issue a press release, as agreed upon by them. The parties intend that all future statements or communications to the public or press regarding this Agreement or the Merger will be mutually agreed upon by them, except as provided in the following sentence. Neither party shall, without such mutual agreement or the prior consent of the other, file any documents or issue any statement or communication to the public or to the press regarding this Agreement, or any of the terms, conditions, or other matters with respect to this Agreement, except as required by law and then only (a) upon the advice of such party's legal counsel; (b) to the extent required by law; and (c) following prior notice to, and consultation with, the other party (which notice shall include a copy of the proposed statement or communication to be issued to the press or public). The foregoing shall not restrict Berthel's or Southwest's communications with their employees or customers in the ordinary course of business.

     8.11. Entire Agreement. This Agreement, including the exhibits and schedules hereto, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and the understandings between the parties with respect to such subject matter.

     8.12. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

     8.13. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

     8.14. Expenses. Excepts otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including any finder's, agent's or investment banking fees) shall be paid by the party incurring such costs and expenses. Southwest shall have satisfied its expenses prior to Closing.



                     [REMAINDER OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Reorganization as of the date first above written.

                                   SOUTHWEST CAPITAL CORPORATION

                                        /s/ Laurence S. Zipkin
                                   By:  _______________________________
                                        Its: President



                                   BERTHEL FISHER & COMPANY

                                         /s/ Thomas  Berthel
                                   By:  ______________________________
                                         Its: President



                                   BERTHEL FISHER & COMPANY MERGER CORP.
                                   (a newly-formed, wholly-owned
                                   subsidiary of Southwest Capital Corp.)

                                        /s/ Ronald O. Brendengen
                                   By:  ______________________________
                                        Its: President